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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

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                                    INDENTURE

                          dated as of February 1, 2005

                                 by and between

                               RC ROYALTY SUB LLC,
                      a Delaware limited liability company,
                             as issuer of the Notes,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                         as initial trustee of the Notes

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                                Table of Contents

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Article I DEFINITIONS.......................................................................................      3
          Section 1.01     Definitions......................................................................      3
          Section 1.02     Rules of Construction............................................................     20
          Section 1.03     Compliance Certificates and Opinions.............................................     21
          Section 1.04     Acts of Noteholders..............................................................     21

Article II THE NOTES........................................................................................     22
          Section 2.01     Amount Not to Exceed the Initial Outstanding Principal Balance; Terms; Form;
                           Execution and Delivery...........................................................     22
          Section 2.02     Restrictive Legends..............................................................     24
          Section 2.03     Registrar and Paying Agent.......................................................     27
          Section 2.04     Paying Agent to Hold Money in Trust..............................................     28
          Section 2.05     Method of Payment................................................................     28
          Section 2.06     Minimum Denomination.............................................................     29
          Section 2.07     Transfer and Exchange; Cancellation..............................................     29
          Section 2.08     Mutilated, Destroyed, Lost or Stolen Notes.......................................     30
          Section 2.09     Payments of Transfer Taxes.......................................................     30
          Section 2.10     Book-Entry Provisions............................................................     30
          Section 2.11     Special Transfer Provisions......................................................     32
          Section 2.12     Temporary Definitive Notes.......................................................     35
          Section 2.13     Statements to Noteholders........................................................     35
          Section 2.14     CUSIP, CINS AND ISIN Numbers.....................................................     37
          Section 2.15     Refinancing Notes................................................................     37
          Section 2.16     Class B Notes....................................................................     38
          Section 2.17     Class A Notes....................................................................     39

Article III ACCOUNTS; PRIORITY OF PAYMENTS..................................................................     40
          Section 3.01     Establishment of Accounts........................................................     40
          Section 3.02     Investments of Cash..............................................................     41
          Section 3.03     Closing Date Deposits, Withdrawals and Transfers.................................     42
          Section 3.04     Special Distribution Dates; True-up Payments.....................................     42
          Section 3.05     Calculation Date Calculations....................................................     43
          Section 3.06     Payment Date or Special Distribution Date First Step Transfers...................     46
          Section 3.07     Payment Date or Special Distribution Date Second Step Withdrawals................     47
          Section 3.08     Redemptions......................................................................     48
          Section 3.09     Procedure for Redemptions........................................................     49
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Article IV DEFAULT AND REMEDIES.............................................................................     50
          Section 4.01     Events of Default................................................................     50
          Section 4.02     Acceleration, Rescission and Annulment...........................................     51
          Section 4.03     Other Remedies...................................................................     52
          Section 4.04     Limitation on Suits..............................................................     53
          Section 4.05     Waiver of Existing Defaults......................................................     54
          Section 4.06     Restoration of Rights and Remedies...............................................     54
          Section 4.07     Remedies Cumulative..............................................................     54
          Section 4.08     Authority of Courts Not Required.................................................     55
          Section 4.09     Rights of Noteholders to Receive Payment.........................................     55
          Section 4.10     Trustee May File Proofs of Claim.................................................     55
          Section 4.11     Undertaking for Costs............................................................     55
          Section 4.12     Control by Noteholders...........................................................     55
          Section 4.13     Controlling Party................................................................     55
          Section 4.14     Application of Proceeds..........................................................     56
          Section 4.15     Waivers of Rights Inhibiting Enforcement.........................................     56

Article V REPRESENTATIONS, WARRANTIES AND COVENANTS.........................................................     56
          Section 5.01     Representations and Warranties...................................................     56
          Section 5.02     Covenants........................................................................     58
          Section 5.03     Reports by the Issuer............................................................     60

Article VI THE TRUSTEE......................................................................................     60
          Section 6.01     Acceptance of Trusts and Duties..................................................     60
          Section 6.02     Absence of Duties................................................................     61
          Section 6.03     Representations or Warranties....................................................     61
          Section 6.04     Reliance; Agents; Advice of Counsel..............................................     61
          Section 6.05     Not Acting in Individual Capacity................................................     62
          Section 6.06     Compensation of Trustee..........................................................     62
          Section 6.07     Notice of Defaults...............................................................     62
          Section 6.08     May Hold Notes...................................................................     63
          Section 6.09     Corporate Trustee Required; Eligibility..........................................     63
          Section 6.10     Reports by the Trustee...........................................................     63
          Section 6.11     Calculation Agent................................................................     63
          Section 6.12     Pledge Agreement.................................................................     63

Article VII SUCCESSOR TRUSTEES..............................................................................     63
          Section 7.01     Resignation and Removal of Trustee...............................................     63
          Section 7.02     Appointment of Successor.........................................................     64

Article VIII INDEMNITY......................................................................................     65
          Section 8.01     Indemnity........................................................................     65
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          Section 8.02     Noteholders' Indemnity...........................................................     65
          Section 8.03     Survival.........................................................................     65

Article IX MODIFICATION.....................................................................................     65
          Section 9.01     Modification with Consent of Holders.............................................     65
          Section 9.02     Modification Without Consent of Holder...........................................     66
          Section 9.03     Subordination and Priority of Payments...........................................     66
          Section 9.04     Execution of Amendments by Trustee...............................................     67
          Section 9.05     Conformity with Trust Indenture Act..............................................     67

Article X SUBORDINATION.....................................................................................     67
          Section 10.01    Subordination of the Notes.......................................................     67

Article XI DISCHARGE OF INDENTURE...........................................................................     68
          Section 11.01    Discharge of Liability on the Notes..............................................     68

Article XII MISCELLANEOUS...................................................................................     69
          Section 12.01    Right of Trustee to Perform......................................................     69
          Section 12.02    Waiver...........................................................................     69
          Section 12.03    Severability.....................................................................     69
          Section 12.04    Restrictions on Exercise of Certain Rights.......................................     69
          Section 12.05    Notices..........................................................................     70
          Section 12.06    Assignments......................................................................     70
          Section 12.07    Reserved.........................................................................     71
          Section 12.08    Governing Law....................................................................     71
          Section 12.09    Jurisdiction; WAIVER OF JURY TRIAL...............................................     71
          Section 12.10    Counterparts.....................................................................     71
          Section 12.11    Table of Contents, Headings, Etc.................................................     71
          Section 12.12    Trust Indenture Act..............................................................     71
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                                    Schedules

Schedule 1       -    Class A Principal Payment Schedule

                                    Exhibits

Exhibit A        -    Form of Class A Note

Exhibit B        -    [Reserved]

Exhibit C        -    Form of Distribution Report

Exhibit D        -    Form of Certificate

Exhibit E        -    Form of Certificate to be Delivered in Connection with
                      Transfers Pursuant to Regulation S

Exhibit F        -    Form of Certificate to be Delivered in Connection with
                      Transfers to Non-QIB Accredited Investors

Exhibit G-1      -    Form of Certificate to DTC Regarding Interest

Exhibit G-2      -    Form of DTC Certificate Regarding Interest

Exhibit H        -    Form of Confidentiality Agreement

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                                    INDENTURE

      This INDENTURE, dated as of February 1, 2005 (this "Indenture"), is entered into by and between RC ROYALTY SUB LLC, a Delaware limited liability company, as issuer of the Notes (the "Issuer"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as initial trustee of the Notes (the "Trustee").

                                 GRANTING CLAUSE

      NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Noteholders, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure (i) the prompt payment of the principal of, Premium (if any) and interest on, and all other amounts due with respect to, the Notes from time to time outstanding hereunder, including, without limitation, any break funding costs; (ii) payment of any fees, expenses or other amounts that the Issuer is obligated to pay under or in respect of the Notes, this Indenture or any Related Document to which the Issuer is a party; (iii) the payment and performance of all the obligations of the Issuer in respect of any amendment, modification, extension, renewal or refinancing of the Notes; and (iv) the performance and observance by the Issuer of all the agreements, covenants and provisions expressed or implied herein and in the Notes for the benefit of the Noteholders (collectively, the "Secured Obligations") and for the uses and purposes and subject to the terms and provisions hereof, the Issuer does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Trustee, its successors and assigns, for the security and benefit of the Noteholders from time to time of the Notes, a first priority security interest in all right, title and interest of the Issuer in, to and under the following described property, rights and privileges (each property, including all other property hereafter specifically subjected to the lien of this Indenture or any indenture supplemental hereto, being the "Collateral" and, collectively, including all other property hereafter specifically subjected to the lien of this Indenture or any indenture supplemental hereto, are included within and defined as the "Indenture Estate"), to wit:

      (1)   The Royalty Rights;

      (2)   The Contingent License;

      (3) The Purchase and Sale Agreement, Servicing Agreement and all other agreements to which the Issuer is a party relating to the rights of the Issuer in respect of the, sale, contribution, transfer and servicing of the Royalty Rights;

      (4)   All Hedge Agreements to which the Issuer is a party;

      (5) (A) All Accounts established under the Indenture at any time established, (B) all amounts from time to time credited to such Accounts, (C) all cash, financial assets and other investment property, instruments, documents, chattel paper, general intangibles, accounts and other property from time to time credited to such accounts or representing investments and reinvestments of amounts credited to such Accounts, (D) all interest, principal payments, dividends and other distributions payable on or with respect to, and all proceeds of, (i) all property so credited or representing such investments and reinvestments and (ii) such Accounts;

      (6) all of the Issuer's rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Indenture;

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      (7)   all other general intangibles, instruments, investment property, and documents of the Issuer;

      (8) all rights of the Issuer (contractual and otherwise and whether constituting accounts, general intangibles or investment property or financial assets) constituting, arising under, connected with, or in any way related to, any or all of the foregoing property;

      (9) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Issuer) that at any time evidence or contain information relating to any of the foregoing property or are otherwise necessary or helpful in the collection thereof or realization thereupon;

      (10) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents or instruments evidencing or pertaining to any of the foregoing property of the Issuer; and

      (11)  all proceeds and products of any and all of the foregoing property;

      SUBJECT TO all of the terms and conditions of this Indenture:

                                 HABENDUM CLAUSE

      TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, its successors and assigns, in trust for the benefit and security of the Noteholders from time to time of each class of the Notes, without any priority of any one class of Notes over any other class of Notes by reason of difference in time of issuance or otherwise, except as expressly provided herein, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

      PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions or anything to the contrary herein, so long as no Event of Default shall have occurred and be continuing, the Issuer shall have the right, to the exclusion of the Trustee and the Noteholders, to exercise in the Issuer's name all rights and powers of the Issuer with respect to the Collateral, SUBJECT TO all of the terms and conditions of this Indenture;

      It is expressly agreed that anything herein contained to the contrary notwithstanding, the Issuer shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of the obligations of the Issuer thereunder in accordance with and pursuant to the terms and provisions thereof, and, prior to the foreclosure of the lien under Section 4.03 of this Indenture, the Trustee and the Holders of the Notes shall have no obligation or liability under any thereof by reason of or arising out of the collateral assignment hereunder, nor shall the Trustee or the Holders of the Notes be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to any contracts and agreements included in the Collateral or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times; provided, however, that in exercising any right of the Issuer under any contracts and agreements included in the Collateral, the Trustee and the Holders of the Notes shall be bound by, and comply with, the provisions thereof applicable to the Issuer.

      The Issuer does hereby irrevocably appoint the Trustee as its true and lawful attorney-in-fact, granted for good and valuable consideration and coupled with an interest and with full power of

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substitution, and with full power (in the name of the Issuer or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of any Related Document and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable to accomplish the purposes hereof; provided that the Trustee shall not exercise any such rights except in accordance with Section 4.03 hereof.

      The Issuer agrees that at any time and from time to time, upon written request of the Trustee, the Issuer will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Trustee may reasonably deem necessary or advisable in obtaining the full benefits of the collateral assignment granted hereunder and of the rights and powers herein granted.

      It is hereby further agreed that any and all property described or referred to in the granting clauses hereof which is hereafter acquired by the Issuer shall ipso facto, and without any other conveyance, assignment or act on the part of the Issuer or the Trustee, become and be subject to the Security Interest herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of the Issuer contained in the foregoing paragraphs.

      Except where the context clearly indicates a different meaning all terms defined in Article 1, 8 or 9 of the UCC are used in this Granting Clause with the meanings therein ascribed to them; such terms include "document", "general intangibles", "instrument", "investment property", "proceeds" and "security interest". In addition, all capitalized terms used in this Granting Clause, including the terms "account" and "security interest", when capitalized, shall have the meanings specified in Section 1.01 below.

      The Issuer is subject to the other terms of this Indenture and to the terms of the Related Documents and does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the collateral assignment hereunder or of any of the rights created by any thereof.

      IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions. For purposes of this Indenture, the following terms shall have the meanings indicated below:

      "Acceleration Default" means any Event of Default of the type described in
Section 4.01(e) or Section 4.01(f) hereof.

      "Acceleration Notice" means a written notice given after the occurrence and continuation of an Event of Default to the Issuer by the Senior Trustee at the instruction of the Noteholders representing a majority of the aggregate Outstanding Principal Balance of the Senior Class of Notes, declaring all Outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

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      "Accounts" means the Collection Account, the Capital Account, the IO
Period Account, any Redemption Account and any other account established pursuant to Section 3.01.

      "Act" has the meaning, with respect to any Noteholder, given to such term in Section 1.04 hereof.

      "ACT II" means Alkermes Controlled Therapeutics Inc. II, a Pennsylvania corporation.

      "Additional Interest" means, with respect to the Notes, interest accrued on the amount of any interest and Premium, if any, in respect of such Notes that is not paid when due at the Stated Yield of such Notes for each Interest Accrual Period until any such unpaid interest or Premium is paid in full, to the fullest extent permitted by Applicable Law.

      "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person or is a director or officer of such Person; "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Stock, by contract or otherwise.

      "Agent Members" has the meaning given to such term in Section 2.10 hereof.

      "Annual Report" has the meaning given to such term in Section 2.13(a) hereof.

      "Applicable Law" means, with respect to any Person, all laws, rules, regulations and orders of governmental regulatory authorities applicable to such Person or any of its properties or assets.

      "Authorized Agent" means, with respect to the Notes, any authorized Paying Agent or Registrar for such Notes.

      "Available Collections Amount" means, as of any Payment Date or Special Distribution Date, the sum of (a) the amount on deposit in the Collection Account as of the Calculation Date immediately preceding such Payment Date or Special Distribution Date, (b) the amount of any Hedge Receipts due on such Payment Date or Special Distribution Date and (c) the amount of the investment earnings on amounts in the IO Period Account and the Capital Account determined in accordance with Section 3.05(a)(i) and to be transferred to the Collection Account on such Payment Date or Special Distribution Date.

      "Basic Terms Modification" has the meaning given to such term in Section
9.01 hereof.

      "Beneficial Holder" means any Person that holds a Beneficial Interest in any Global Note through an Agent Member.

      "Beneficial Interest" means any beneficial interest in any Global Note, whether held directly by an Agent Member or held indirectly through an Agent Member's Beneficial Interest in such Global Note.

      "Board" means the Managers of the Issuer, including the Independent
Manager.

      "Board Resolution" means a copy of a resolution certified by a Manager (other than the Independent Manager) as having been duly adopted by the Board and being in full force and effect on the date of such certification.

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      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Boston, Massachusetts are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business and, for purposes of calculating LIBOR, a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date, are expected to be transacted in the London interbank market.

      "Calculation Agent" means U.S. Bank and any successor appointed as Calculation Agent pursuant to Section 6.11.

      "Calculation Date" means, for any Payment Date or Special Distribution Date, the fifth Business Day immediately preceding such Payment Date or Special Distribution Date.

      "Capital Account" has the meaning set forth in Section 3.01(a) hereof.

      "Class B Issuance" has the meaning given to such term in Section 2.16(a) hereof.

      "Class A Notes" means the Risperdal Consta(R) PhaRMA(SM) Secured 7% Notes, due January 1, 2018, Class A of the Issuer in the initial aggregate principal amount of $170,000,000, substantially in the form of Exhibit A hereto, and any Refinancing Notes issued to refinance the Class A Notes.

      "Class A Principal Payment Schedule" means the schedule of Schedule Principal Payment Amounts set forth in Schedule 1 to this Indenture, as adjusted pursuant to Section 2.17.

      "Class B Notes" means the Class B Notes, if any, issued in such form as shall be authorized by a Board Resolution and any supplemental indenture in respect thereof and any Refinancing Notes issued to refinance the Class B Notes.

      "Clearstream" means Clearstream Banking, a French societe anonyme.

      "Closing Date" means the date of issuance of the Class A Notes.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral" has the meaning given to such term in the Granting Clause herein.

      "Collection Account" has the meaning given to such term in Section 3.01(a) hereof.

      "Collections" means, without duplication, (i) Royalty Payments received by the Issuer; (ii) investment income, if any, on all amounts on deposit in the Accounts, (iii) Minimum Revenue Payments received by the Issuer, (iv) Hedge Receipts and (v) any other amounts received by the Issuer (other than the proceeds of the Class A Notes, any Class B Notes, any Refinancing Notes and capital contributions from ACT II).

      "Compound" means the active ingredient risperidone.

      "Confidentiality Agreement" means a Confidentiality Agreement substantially in the form of Exhibit H attached hereto.

      "Contingent License" means the Contingent License and Right to Use Agreement, dated as of February 1, 2005, between the Issuer and ACT II as amended, restated or supplemented from time to time.

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      "control" has the meaning given to such term in the definition of
"Affiliate," and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 4.13 hereof.

      "Corporate Obligations" means obligations of corporate issuers.

      "Corporate Trust Office" means, with respect to the Trustee, the office of the Trustee in the city at which at any particular time the trust created by this Indenture shall be principally administered and, with respect to the Trustee on the date hereof, shall be U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Corporate Trust Services (ref:
RC Royalty Sub LLC 2005 Indenture), Facsimile No: (617) 603-6683.

      "Default" means a condition, event or act which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, provided that a failure to pay interest on the Class A Notes when such amount becomes due on any Payment Date other than the Final Maturity Date does not constitute a "Default," provided further that a failure to pay any such interest not so paid on any such Payment Date in full with Additional Interest thereon by the next succeeding Payment Date shall be an immediate Event of Default, unless waived as provided in Section 4.05.

      "Deferred Excess IO Period Distribution Test" means, for any Payment Date during the Interest Only Period, satisfaction of the Distribution Conditions on such Payment Date and on the immediately preceding three consecutive Payment Dates.

      "Definitive Notes" has the meaning given to such term in Section 2.01(b) hereof.

      "Direction" has the meaning given to such term in Section 1.04(c) hereof.

      "Distribution Conditions" has the meaning set forth in Section 3.05(c).

      "Distribution Report" has the meaning given to such term in Section 2.13(a) hereof.

      "Drug" means the polylactide glycolic acid depot formulation of risperidone known as Risperdal Consta, as specified in NDA #21-346, as such NDA may be amended from time to time.

      "DTC" means The Depository Trust Company, its nominees and their respective successors.

      "Eligibility Requirements" has the meaning given to such term in Section 2.03(b) hereof.

      "Eligible Account" means a trust account maintained on the books and records of an Eligible Institution in the name of the Trustee under and as defined herein.

      "Eligible Institution" means any bank organized under the laws of the U.S. or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (A) a long-term unsecured debt rating of A2 or better by Moody's and A or better by Fitch and S&P or (B) a certificate of deposit rating of P-1 by Moody's, A-1 by S&P and F1 by Fitch.

      "Eligible Investments" means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

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            (a)   direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the U.S. or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the U.S. (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds);

            (b) demand deposits, time deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the U.S. or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds; provided that at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be at least "F1" by Fitch, "P-1" by Moody's and "A-1" by S&P or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least "A2" from Moody's and "A" from Fitch and S&P;

            (c) corporate or municipal debt obligations (i) having remaining maturities of no more than 365 days or such lesser time as is required for the distribution of funds and having, at the time of the investment or contractual commitment to invest therein, a rating of at least "F1" or "A" by Fitch, "P-1" or "A2" by Moody's and "A-1" or "A" by S&P or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least "A2" from Moody's and "A" from Fitch and S&P;

            (d) investments in money market funds (including funds in respect of which the Trustee or any of its Affiliates is investment manager or otherwise) or U.S. Bank's Insured Money Market Account ("IMMA"), in each case having a rating of at least "A" by Fitch and "A2" by Moody's; or

            (e) notes or bankers' acceptances (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds) issued by any depositary institution or trust company referred to in (b) above;

provided, however, that no investment shall be made in any obligations of any depositary institution or trust company that is identified in a written notice to the Trustee from the Issuer as having a contractual right to set off and apply any deposits held, and other indebtedness owing, by the Issuer to or for the credit or the account of such depository institution or trust company.

      "Encumbrance" means any mortgage, pledge, lien, charge, security interest or other encumbrance, including, without limitation, any conditional sale, any sale with recourse against the Issuer, or any agreement to give any security interest.

      "Escrow Account" has the meaning set forth in Section 3.01(a).

      "Euroclear" means Euroclear Bank S.N./N.V., as operator of the Euroclear System.

      "Event of Default," with respect to a class of Notes, has the meaning given to such term in Section 4.01 hereof.

      "Excess IO Period Payment Amount" means, for any Payment Date during the Interest Only Period, the amount, if any, by which (a) the Available Collection Amount for such Payment Date (minus any lump sum payment of Minimum Revenue Payments received by the Issuer in the Collections on

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deposit in the Collection Account on the related Calculation Date) exceeds (b)
the sum of (i) the Interest Amount for such Payment Date and (ii) the Expenses due and payable on such Payment Date.

      "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

      "Expenses" means, with respect to the Issuer, any fees, costs or expenses of the Issuer, including, without limitation, the fees and expenses of the Trustee and the Service Providers, reasonable fees and out-of-pocket disbursements of counsel to the Trustee and the Issuer incurred in connection with the transactions contemplated by the Related Documents, any commitment fee payable to a Hedge Provider, any reimbursement to ACT II of a refund of a manufacturing fee and of any payment for Compound pursuant to Section 2.7 or
Section 4.2 of the Manufacturing and Supply Agreement, and any payments under indemnity obligations of the Issuer to any Person other than ACT II; provided, however, that, except as expressly provided herein, Expenses shall not include any Transaction Expenses, any amount payable on the Notes, any Hedge Payments or Hedge Breakage Costs or any other amounts ranking pari passu with or junior to interest payable on the Class A Notes in the priority of payments set forth under Section 3.07 of this Indenture.

      "Field" means the treatment of psychosis in humans. For purposes of this definition, "psychosis" shall include, but not be limited to, schizophrenia and related disorders, manic-depressive disorders, behavioral disturbances in dementia including for the avoidance of doubt behavioral disturbances related to Alzheimer's disease.

      "Final Maturity Date" means, with respect to, (i) the Class A Notes, January 1, 2018, and (ii) with respect to any Class B Notes or any Refinancing Notes, the date specified in the Indenture Supplement providing for their issuance.

      "Fitch" means Fitch, Inc., and any successor thereto, or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer and meeting the definition of "nationally recognized statistical rating organization," as set forth in the rules promulgated under the Exchange Act.

      "Fixed Rate Notes" means the Class A Notes and any Class B Notes or Refinancing Notes issued with a fixed rate of interest.

      "Floating Rate Bonds" means any Class B Notes and Refinancing Notes issued with a floating or variable rate of interest.

      "Fourth Amendment" means the Fourth Amendment to Manufacturing and Supply Agreement, dated as of January 10, 2005, between ACT II and Janssen.

      "Global Notes" means any Permanent Global Notes and Regulation S Global Notes.

      "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

      "Hedge Agreement" means any interest rate hedge, cap, floor, swap option, or other interest rate hedging agreement among the Issuer and any Hedge Provider existing on the Closing Date or entered into in accordance with Section 5.02(g) of this Indenture.

      "Hedge Breakage Costs" means any amounts payable by the Issuer to a Hedge Provider as a result of any early termination (however described or defined therein) of any Hedge Agreement.

      "Hedge Payment" means, on the funding date for any Notes or on any Payment Date, a net payment to a Hedge Provider by the Issuer, but not including Hedge Breakage Costs.

      "Hedge Provider" means the counterparty of the Issuer under any Hedge Agreement.

      "Hedge Receipt" means a net payment to be made by a Hedge Provider into the Collection Account under a Hedge Agreement and includes any termination payment received from any counterparty to a Hedge Agreement.

      "Holder" has the meaning specified in the definition of "Noteholders."

      "Improvements" means any improvements or developments in and to or of the Patents and Technical Information in the Field which ACT II may acquire, discover, invent, originate, make, conceive or have a right to, in whole or in part, during the term of the License Agreements, whether or not such improvement or development is patentable.

      "incur" has the meaning given to such term in Section 5.02(d) hereof.

      "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person as an account party in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising funds to acquire such property or service, (v) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP,
(vi) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (vii) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of others guaranteed by such Person.

      "Indenture" has the meaning set forth in the preamble hereof.

      "Indenture Estate" has the meaning given to such term in the Granting Clause of this Indenture.

      "Independent Manager" means a Manager of the Issuer who is not at the time of such person's appointment as a Manager and who is not, and who has not been at any time during the preceding five (5) years: (i) a director, manager, officer or employee of the Issuer (other than in the capacity of Independent Manager) or any Affiliate of the Issuer (other than in the capacity of Independent Manager),

(ii) a person related to any officer, director, manager or employee of the Issuer (other than in the capacity of Independent Manager) or any Affiliate of the Issuer(other than in the capacity of Independent Manager), (iii) a holder (directly or indirectly) of any voting securities of the Issuer or any Affiliate of the Issuer, (iv) a person related to a holder (directly or indirectly) of any voting securities of the Issuer or any Affiliate of the Issuer, (v) a purchaser, customer or any other Person who derives any of its revenues from interactions with the Issuer or any Affiliate of the Issuer or a family member of such purchaser, customer of other Person; (vi) a trustee in bankruptcy or other insolvency proceedings for, or a reorganization of, ACT II or any subsidiary or Affiliate of ACT II.

      "Institutional Accredited Investor" means a Person that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "Interest Accrual Period" means the period beginning on (and including) the relevant Closing Date and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided, however, that the final Interest Accrual Period shall end on but exclude the Final Maturity Date (or, if earlier, with respect to any class of Notes repaid in full, the date such class of Notes is repaid in full), provided that if there is a Special Distribution Date during any Interest Accrual Period, such Interest Accrual Period shall be divided into two Interest Accrual Periods for purposes of calculating the Interest Amount on such Special Distribution Date and the Payment Date at the end of such Interest Accrual Period, one Interest Accrual Period for such Special Distribution date beginning on (and including) the preceding Payment Date and ending on (but excluding) the Special Distribution Date and a second Interest Accrual Period beginning on (and including) such Special Distribution Date and ending on (but excluding) the next succeeding Payment Date.

      "Interest Amount" means, with respect to each class of Notes, on any Payment Date or Special Distribution Date, the amount of accrued and unpaid interest at the Stated Rate of Interest with respect to such class of Notes on such Payment Date or Special Distribution Date (including Additional Interest, if any, and Supplemental Interest, if any), determined in accordance with the terms thereof.

      "Interest Only Period" means the period beginning on the Closing Date and ending on January 1, 2009.

      "Interest Shortfall" has the meaning given to such term in Section
3.05(e).

      "investment" has the meaning given to such term in Section 5.02(b) hereof.

      "IO Account Redemption" has the meaning given to such term in Section 3.08(b) hereof.

      "IO Period Account" has the meaning given to such term in Section 3.01(a) hereof.

      "IO Period Account Balance" has the meaning given to such term in Section 3.05(a) hereof.

      "Issuer" has the meaning set forth in the preamble hereof.

      "Janssen" collectively, Janssen Pharmaceutica Inc., a New Jersey corporation, JPI Pharmaceutica International, a division of a Swiss corporation, and their respective successors and permitted assigns.

      "LIBOR" means, with respect to each Interest Accrual Period, unless otherwise specified, the London interbank offered rate for deposits in U.S. dollars having a term of three-months for a period commencing on the second Business Day immediately following the Reference Date for such Interest

Accrual Period in amounts of not less than $1,000,000, as such rate appears on Page 3750 on Moneyline Telerate (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits, "Telerate Page 3750") at approximately 11:00 a.m. (London time) on such Reference Date therefor; provided that if three-month LIBOR cannot be determined from Telerate Page 3750, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent to provide a quotation of the rate (the "Rate Quotation") at which three-month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, at approximately 11:00 a.m. London time on such Reference Date, that is representative of single transactions at such time (the "Representative Amounts"), and if at least two Rate Quotations are provided, three-month LIBOR will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent; provided, further, that in the event three-month LIBOR cannot be determined from Telerate Page 3750 as described herein and fewer than two Rate Quotations are available, three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Reference Date, by three major banks in New York City, selected by the Calculation Agent, for loans in Representative Amounts in U.S. dollars to leading European banks, having a term of three-months for a period commencing on the second Business Day immediately following such Reference Date; and provided, further, that if fewer than three banks selected by the Calculation Agent are quoting such rates, three-month LIBOR for the applicable Interest Accrual Period will be deemed to be the same as three-month LIBOR in effect for the immediately preceding Interest Accrual Period.

      "License Agreements" means, collectively, the License Agreement, dated February 13, 1996, between ACT II and Janssen Pharmaceutica Inc. and the License Agreement, dated February 21, 1996, between ACT II and JPI Pharmaceutica International, both as amended, restated or supplemented from time to time.

      "Licensed Technology" means the Patents and Technical Information, and Improvements thereto incorporated into the License Agreements by Janssen, in accordance with the terms thereof, owned or controlled by ACT II.

      "LLC Operating Agreement" means the limited liability company agreement of the Issuer, effective as of February 1, 2005.

      "Losses" means any loss, cost, charge, expense, interest, fee, payment, demand, liability, claim, action, proceeding, penalty, fine, damages, judgment, order or other sanction other than Taxes.

      "Managers" means the managers of the Issuer.

      "Manufacturing and Supply Agreement" means the Manufacturing and Supply Agreement, dated as of August 6, 1997, among ACT II, Janssen Pharmaceutica Inc. and JPI Pharmaceutica International, as amended, restated or supplemented from time to time.

      "Manufacturing Facility" means the manufacturing lines located in Wilmington, Ohio, owned or leased by ACT II and used to manufacture the Drug.

      "Material Adverse Development" means (i) any legal or regulatory development affecting the Drug which results in the suspension, withdrawal, or revocation of approvals to sell the Drug in the market, (ii) any "other than temporary" suspension of manufacture or reduction in manufacturing output of the Drug, (iii) any material re-labeling requirement, or (iv) any voluntary action by Janssen that results in a suspension or cessation of sales of the Drug, in each case, the occurrence of which has or would have a material adverse effect on the net sales of the Drug on which the Royalty Payments are based.

      "Minimum Revenue Payments" means the payments made by Janssen to ACT II of specified minimum amounts of revenue pursuant to Section 3.04 of the Addendum to the Manufacturing and Supply Agreement, whether made in installments or in a lump sum as provided in said Section 3.04.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer and meeting the definition of "nationally recognized statistical rating organization," as set forth in the rules promulgated under the Exchange Act.

      "Net Available Revenues" means, for any Payment Date after the Interest Only Period, the amount, if any, by which (a) the Available Collection Amount for such Payment Date exceeds (b) the sum of (i) the Interest Amount for such Payment Date, (ii) the Expenses due and payable on such Payment Date and (iii) the principal payments paid on such Payment Date pursuant to Section 3.07(a)(iii).

      "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

      "Noteholder" or "Holder" means any Person in whose name a Note is registered from time to time in the Register for such Notes.

      "Note Purchase Agreements" means the Note Purchase Agreements, dated February 1, 2005, among the Issuer and the initial purchasers of the Class A Notes.

      "Notes" means the Class A Notes, any Class B Notes and any Refinancing Notes.

      "Notices" has the meaning given to such term in Section 12.05 hereof.

      "Officer's Certificate" means a certificate signed by, with respect to the Issuer, a Manager (other than the Independent Manager) and, with respect to any other Person, any officer, director, trustee or equivalent representative.

      "Operating Bank" means U.S. Bank or any other Eligible Institution at which the Accounts are held; provided that (i) upon the resignation or removal and the replacement of the Trustee pursuant to the terms of this Indenture, the successor trustee appointed thereunder shall be the Operating Bank; and (ii) if at any time the Operating Bank ceases to be an Eligible Institution, a successor operating bank shall be appointed by the Servicer on behalf of the Trustee and all Accounts shall thereafter be transferred to and be maintained at such successor operating bank in the name of the Trustee and such successor operating bank shall thereafter be the "Operating Bank".

      "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer or ACT II, that meets the requirements of Section 1.03 hereof.

      "Optional Redemption" has the meaning given to such term in Section 3.09(a) hereof.

      "Outstanding" means (a) with respect to the Notes of any class at any time, all Notes of such class theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee; (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been distributed to Noteholders by the

Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Redemption Account for such Notes; provided that if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.08 hereof, notice of such redemption shall have been given as provided in Section 3.09 hereof, or provision satisfactory to the Trustee shall have been made for giving such notice; and (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of this Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer); and (b) when used with respect to any other evidence of indebtedness shall mean, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

      "Outstanding Principal Balance" means, with respect to any Note or other evidence of indebtedness Outstanding, the total principal amount of such evidence of indebtedness unpaid and outstanding at any time as determined in the case of the Notes in the information to be provided to the Servicer by the Trustee pursuant to Section 3.05(g) hereof.

      "Patents" means (i) any and all issued patents and patent applications or parts thereof existing as of the date of each of the License Agreements which describe and claim a depot formulation of risperidone, or any chemical analogues of risperidone with similar physiological activity, based on polymers of lactic and glycolic acids and the production and use thereof; (ii) any other patents and patent applications filed by or on behalf of ACT II, or under which ACT II has the rights to grant licenses, which are needed to practice the inventions; and (iii) any reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, or divisions of or to any of the foregoing which are granted hereafter or any additional protection certificate granted with respect thereto.

      "Paying Agent" has the meaning given to such term in Section 2.03 hereof and initially will be the Trustee. The term "Paying Agent" includes any additional Paying Agent.

      "Payment Date" means each January 1, April 1, July 1 and October 1, commencing on April 1, 2005; provided that if any such date would otherwise fall on a day which is not a Business Day, the Payment Date falling on such date shall be the first following day which is a Business Day.

      "Permanent Global Note" has the meaning given to such term in Section 2.01 hereof.

      "Permanent Regulation S Global Note" has the meaning given to such term in
Section 2.01 hereof.

      "Permitted Encumbrance" means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) any lien created in favor of the Issuer or the Trustee and; (iii) any lien permitted under Section 6.2(a) of the Purchase and Sale Agreement or specified in Section 5.1(k) or (1) thereof.

      "Permitted Holder" means any Person that has executed a Confidentiality Agreement.

      "Person" means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

      "Pledge Agreement" means the Pledge and Security Agreement, dated as of February 1, 2005, between ACT II and the Trustee, as amended, restated or supplemented from time to time.

      "Pledged Equity" has the meaning given to such term in the Pledge
Agreement.

      "Post-Termination Shortfalls" has the meaning given to such term in
Section 3.05(f) hereof.

      "Premium" means, with respect to any Note on any Redemption Date or Payment Date, any Redemption Premium, if applicable or, in the case of any Redemption Date, the portion of the Redemption Price of the Notes being redeemed in excess of the Outstanding Principal Balance of the Notes being redeemed.

      "Prior Ranking Amounts" has the meaning assigned to such term in Section
3.07 hereof.

      "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02 hereof.

      "Private Placement Memorandum" means the Private Placement Memorandum of the Issuer for the Class A Notes, dated January 21, 2005.

      "Products" means any and all depot formulations of Risperidone (R 64766), or analogues of risperidone with similar physiological activity, based on polymers of lactic and glycolic acids which are designed to deliver Risperidone (R 64766), or any of its chemical analogues, over an extended period.

      "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of February 1, 2005, between ACT II and the Issuer, as amended, restated or supplemented from time to time.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Record Date" means with respect to each Payment Date or Special Distribution Date, the close of business on the fifteenth (15th) day preceding such Payment Date or Special Distribution Date and, with respect to the date on which any Direction is to be given by the Noteholders, the close of business on the last Business Day prior to the solicitation of such Direction.

      "Redemption" means any Optional Redemption, an IO Account Redemption, any Termination Redemption and any other redemption of Notes described in Section 3.08(d) hereof.

      "Redemption Account" has the meaning given to such term in Section 3.01(a) hereof.

      "Redemption Date" means the date, which shall in each case be a Payment Date, on which Notes are redeemed pursuant to a Redemption, other than a Refinancing Date.

      "Redemption Premium" means the amount, if any, specified in the Board Resolution or indenture supplement to be paid in the event of a Redemption of any Refinancing Notes or Class B Notes separately from the Redemption Price.

      "Redemption Price" means, (a) in respect of a redemption of the Class A Notes pursuant to Section 3.08(b) on any Payment Date after the Interest Only Period, the Outstanding Principal Balance of the Class A Notes being redeemed;
(b) in respect of an Optional Redemption of the Class A Notes (i) on any Payment Date during the Interest Only Period, the greater of (x) the Outstanding Principal Balance of the Class A Notes being redeemed and (y) the present value, discounted at the Applicable Treasury Rate plus 1.00%, of the Scheduled Principal Payment Amounts (assuming they are paid as provided in the Class A Principal Payment Schedule) and interest at the Stated Rate of Interest on the unpaid principal balance of the Class A Notes through January 1, 2012 (assuming the Scheduled Principal Payment

Amounts are paid as provided in the Class A Principal Payment Schedule) and (ii) on any Payment Date after the Interest Only Period, an amount equal to the product of (x) the applicable Redemption Percentage set out below and (y) the Outstanding Principal Balance of the Class A Notes that are being redeemed as set forth below, plus in each case the accrued and unpaid interest to the Redemption Date on the Class A Notes that are being redeemed:

QUARTERLY PAYMENT DATES BETWEEN INDICATED  CLASS A REDEMPTION
           PAYMENT DATES                       PERCENTAGE
           -------------                       ----------
    April 1, 2009 to January 1, 2010            103.50%
    April 1, 2010 to January 1, 2011            101.75%
    April 1, 2011 to January 1, 2018            100.00%

; (c) in respect of a redemption of the Class A Notes pursuant to Section 3.08(c), the Outstanding Principal Balance of the Class A Notes being redeemed; and (d) in respect of any Class B Notes or any Refinancing Notes, the Redemption Price, if any, established by or pursuant to a Board Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or designated as such in the form of such Notes. Any such Redemption Price may include a Premium or such Board Resolution or indenture supplement may specify a separate Redemption Premium.

      For purposes of clause (a)(i) above, the "Applicable Treasury Rate" for any Redemption Date is the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined on the fourth Business Day prior to such Redemption Date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of the Class A Notes as of such Redemption Date and trading in the public securities markets either (x) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such subclass and (B) the other maturing as close as possible to, but later than, the Average Life Date of such subclass in each case as published in the most recent H.15 (519) or (y) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such subclass is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519).

      For the purposes of this definition,

            "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the most recent H.15 (519) is the H.15
      (519) published prior to the close of business on the fourth Business Day prior to the applicable Redemption Date.

            "Average Life Date" of the Class A Notes shall be the date which follows the applicable Redemption Date by a period equal to the Remaining Weighted Average Life of the Class A Notes.

            "Remaining Weighted Average Life" means, with respect to the Class A Notes on any Redemption Date, (i) the sum of the products of (A) the Scheduled Principal Payment Amounts payable on each subsequent Payment Date (each, a "Subsequent Date") in accordance with the

      Class A Principal Payment Schedule and (B) the number of days remaining until such Subsequent Date divided by (ii) the Outstanding Principal Balance of the Class A Notes on such Redemption Date.

      "Reference Date" means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the Payment Date or Special Distribution Date on which such Interest Accrual Period commences; provided, however, that the Reference Date with respect to the initial Interest Accrual Period means the date that is two Business Days before the Closing Date.

      "Refinancing" has the meaning given to such term in Section 2.15 hereof.

      "Refinancing Date" means the date, which shall in each case be a Payment Date, on which the Class A Notes or the Notes of any other class are redeemed in whole, in each case with the proceeds of Refinancing Notes as provided in
Section 2.15 hereof.

      "Refinancing Expenses" means all Transaction Expenses incurred in connection with an offering and issuance of Refinancing Notes.

      "Refinancing Notes" means any class of Notes issued by the Issuer under this Indenture at any time and from time to time after the date hereof pursuant to Section 2.15, the proceeds of which are used to repay all of the Outstanding Principal Balance of a class of Notes and ranking pari passu in right of payment with such class of Notes.

      "Register" has the meaning given to such term in Section 2.03(a) hereof.

      "Registrar" has the meaning given to such term in Section 2.03(a) hereof and includes any additional Registrar.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Global Note" has the meaning given to such term in Section 2.01(b) hereof.

      "Regulation S Global Note Exchange Date" means the date of exchange of any Temporary Regulation S Global Note for any Permanent Regulation S Global Note, which date shall be forty days after the Closing Date.

      "Related Documents" means the Purchase and Sale Agreement, the Servicing Agreement, the Contingent License, this Indenture, and the Notes, copies of all of which shall be furnished to the Trustee and its counsel.

      "Relevant Information" means any information provided to the Trustee by any Service Provider retained from time to time by the Issuer pursuant to the Related Documents.

      "Responsible Officer" means, (i) with respect to the Trustee, any officer within the Corporate Trust Office or any other officer of the Trustee customarily performing functions similar to those performed by any such officer and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject and (ii) with respect to the Issuer, a Manager (other than the Independent Manager).

      "Royalty Payments" means the payments, fees, royalties and similar payments to which the Issuer is entitled under the Royalty Rights, consisting of
(i) all royalty payments payable to ACT II under each

License Agreement, (ii) all manufacturing payments payable to ACT II under the Manufacturing and Supply Agreement (but excluding any payments pursuant to Section 5 or Section 6 of the Fourth Amendment), (iii) any manufacturing fees paid by Janssen to ACT II for any Product in the Field under the License Agreements made by ACT II for Janssen under a manufacturing agreement other than the Manufacturing and Supply Agreement, and (iv) any royalties and other similar payments payable to ACT II under any license (other than the License Agreements and the Contingent License) of the Licensed Technology to make, have made, use, have used, sell and have sold Products in the Field, provided that (a) "Royalty Payments" shall not include any development or other payments from Janssen to ACT II that constitute payments or reimbursements of expenses incurred by ACT II
(i) in the development of Products or (ii) in connection with the type of design, engineering and construction activities of ACT II described in the Fourth Amendment for the Third Line (as defined in the Fourth Amendment) or for any future expansion of the manufacturing facilities of ACT II, (b) the exclusion in the preceding clause (a) shall not apply to any Minimum Revenue Payments under Section 3.04 of the Addendum or any similar payments under any amendment of or future addendum or supplement to the Manufacturing and Supply Agreement, and (c) the amount of the Royalty Payments due to the Issuer shall be reduced (i) for any amount that ACT II is obligated to pay to Janssen pursuant to the Section 6.1.2 of the Manufacturing and Supply Agreement to reflect the actual amount of Royalty Payments paid in the preceding year, (ii) any amount that ACT II is obligated to pay or credit to Janssen as a refund of manufacturing fees for rejected batches of Product and as a payment for Compound pursuant to Section 2.7 or 4.2 of the Manufacturing and Supply Agreement, and
(iii) any "Depreciation Credits" (as defined in the Fourth Amendment) that Janssen is entitled to offset against its obligation to pay manufacturing fees as provided in section 12 of the Fourth Amendment.

      "Royalty Rights" means all right, title and interest of the Issuer in, to and under the "Royalty Rights" (as defined in the Purchase and Sale Agreement) sold, contributed and otherwise conveyed to the Issuer pursuant to the Purchase and Sale Agreement.

      "Rule 144A" means Rule 144A under the Securities Act.

      "Scheduled Final Payment Date" means for any Refinancing Notes or Class B Notes, if applicable, the date specified in the indenture supplement and/or Board Resolution providing for their issuance.

      "Scheduled Principal Payment Amount" means for any Payment Date or Special Distribution Date, the amount required to reduce the Outstanding Principal Balance of the Class A Notes to the balance specified for such Payment Date or the immediately preceding Payment Date, in the case of a Special Distribution Date, in the Class A Principal Payment Schedule for such Payment Date or Special Distribution Date.

      "Secured Obligations" has the meaning given to such term in the Granting Clause herein.

      "Secured Party" has the meaning given to such term in the Pledge
Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Interests" means the security interests granted or expressed to be granted in the Collateral pursuant to the Granting Clause herein and in the Pledged Equity pursuant to the Pledge Agreement.

      "Senior Claim" has the meaning given to such term in Section 10.01 hereof.

      "Senior Class" means, (i) so long as any Class A Notes are Outstanding, the Class A Notes, and (ii) if no Class A Notes are Outstanding, the Class B Notes.

      "Senior Trustee" means the Trustee of the Senior Class of the Notes.

      "Service Providers" means only the Servicer, the Trustee, the Independent Manager of the Issuer, the Calculation Agent, the Operating Bank, and any Person that becomes the Servicer, the Trustee, the Independent Manager of the Issuer, the Calculation Agent or the Operating Bank in accordance with the terms of the applicable agreement.

      "Servicer" means ACT II, in its capacity as collection agent under the Servicing Agreement, including its successors in interest and permitted assigns, until a successor Person shall have become the Servicer under such agreement, and thereafter "Servicer" shall mean such successor Person.

      "Servicing Agreement" means the Servicing Agreement between the Company and Seller, dated as of February 1, 2005, as amended, restated, supplemented or otherwise modified from time to time.

      "Shortfalls" has the meaning given to such term in Section 3.05(e) hereof.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer and meeting the definition of "nationally recognized statistical rating organization," as set forth in the rules promulgated under the Exchange Act.

      "Special Distribution Date" has the meaning given to such term in Section
3.04 hereof.

      "Stated Rate of Interest" means, in the case of the Class A Notes, 7.00%, and in the case of any Refinancing Notes or Class B Notes, the Stated Rate of Interest established by the Board Resolution or indenture supplemental hereto providing for the issuance of such Refinancing Notes or Class B Notes.

      "Stated Yield" means, in the case of the Class A Notes, 9.75%, and in the case of any Refinancing Notes or Class B Notes, the Stated Yield, if any, established by the Board Resolution or indenture supplemental hereto providing for the issuance of such Refinancing Notes or Class B Notes.

      "Stock" means all shares of capital stock, all beneficial interests in trusts, all membership interests in limited liability companies, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests.

      "Subordinated Claim" has the meaning given to such term in Section 10.01 hereof.

      "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

      "Supplemental Interest" means, with respect to the Class A Notes, interest accrued during any Interest Accrual Period at the Supplemental Interest Rate on the excess, if any, of the Outstanding Principal Balance of the Class A Notes over the balance specified in the Class A Principal Payment

Schedule for the immediately preceding Payment Date, at the Supplemental Interest Rate for each such Interest Accrual Period.

      "Supplemental Interest Rate" means, in the case of the Class A Notes, 2.75% per annum, compounded quarterly, and in the case of any Refinancing Notes or Class B Notes, the Supplemental Interest Rate, if any, established by the Board Resolution or indenture supplemental hereto providing for the issuance of such Refinancing Notes or Class B Notes.

      "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the U.S. or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

      "Technical Information" means all unpatented information, know-how, practical experience, procedures, methodology, specifications, formulae and data whether or not the same shall be patentable which have been heretofore developed or acquired by ACT II prior to the date of each of the License Agreements, and which are necessary in order to use, manufacture or sell Products in the Field.

      "Temporary Regulation S Global Note" has the meaning given to such term in
Section 2.01 hereof.

      "Termination Date" means the date on which both of the License Agreements and the Manufacturing and Supply Agreement have been terminated for any reason.

      "Termination Redemption" has the meaning given to such term in Section 3.08(c).

      "Transaction Expenses" means the out-of-pocket expenses payable by the Issuer in connection with (i) the issuance of the Class A Notes, including placement fees, any initial fees payable to Servicer Providers and the fees and expenses of Pillsbury Winthrop LLP, as counsel to the Note holders in connection with the offering and issuance of the Class A Notes, as set forth in the Note Purchase Agreements and (ii) the offering and issuance of any Refinancing Notes or Class B Notes, to the extent specified in the Board Resolutions authorizing such offering and issuance.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Trustee" has the meaning given to such term in the preamble hereof, and any successor Trustee appointed in accordance with the terms hereof.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

      "U.S." means the United States of America.

      "U.S. Bank" means U.S. Bank National Association, a national banking association.

      "U.S. GAAP" means generally accepted accounting principles in effect in the U.S. from time to time.

      "U.S. Government Obligations" means obligations of, and supported by the full faith and credit of, the U.S. government.

      "U.S. Treasury" means the U.S. Department of the Treasury.

      "Yield Coverage Ratio" means, for the Class A Notes on any Payment Date, the percentage ratio of (a) the Available Collections Amount for such Payment Date (minus the amount of any reimbursement to ACT II of a refund of a manufacturing fee and of any payment for Compound pursuant to Section 2.7 or
Section 4.2 of the Manufacturing and Supply Agreement included in the Expenses paid on such Payment Date) to (b) the sum of (i) interest at the Stated Yield on 88.395% of the outstanding principal balance of the Notes during the Interest Period ending on such Payment Date and (ii) the amount of Expenses payable pursuant to Section 3.07(a)(i) on such Payment Date.

      Section 1.02 Rules of Construction. Unless the context otherwise requires:

            (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.

            (b) The terms "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            (c) Unless otherwise indicated in context, all references to Articles, Sections, Appendices, Exhibits or Annexes refer to an Article or Section of, or an Appendix, Exhibit or Annex to, this Indenture.

            (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

            (e) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without limitation".

            (f) Unless otherwise indicated, references to a class of Notes shall be to the Class A Notes and Class B Notes or to a class of Refinancing Notes, as applicable.

            (g) References in this Indenture to an agreement or other document (including this Indenture) include references to such agreement or document as amended, replaced or otherwise modified in accordance with the provisions of this Indenture, and the provisions of this Indenture apply to successive events and transactions.

            (h) References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

            (i) References in this Indenture to the Notes include the terms and conditions in this Indenture applicable to the Notes; and any reference to any amount of money due or payable by reference to the Notes shall include any sum covenanted to be paid by the Issuer under this Indenture in respect of the Notes.

            (j) References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

            (k) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Related Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified.

      Section 1.03 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signers thereof in their capacity as such, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 5.03 hereof) or any indenture supplemental hereto shall include:

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual in its capacity as such, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      Section 1.04 Acts of Noteholders. (a) Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any class to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

            (c) In determining whether the Holders of Notes have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a "Direction"), under this Indenture, Notes owned by the Issuer, ACT II or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any class Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes of such class so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, ACT II or any Affiliate of any such Person.

            (d) The Issuer may at its option, by delivery of Officer's Certificate(s) to the Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Notes of any class entitled to give any Direction in respect of such Notes. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of record of the applicable class at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes of such class have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Notes of such class shall be computed as of such record date; provided that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

            (e) Any Direction or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

                                   ARTICLE II

                                    THE NOTES

      Section 2.01 Amount Not to Exceed the Initial Outstanding Principal Balance; Terms; Form; Execution and Delivery. (a) The Outstanding Principal Balance of any class of Notes which may be authenticated and delivered from time to time under this Indenture shall not exceed, with respect to the Class A Notes, the initial Outstanding Principal Balance for the Class A Notes set forth in the definition thereof or, with respect to any Class B Notes or any class of Refinancing Notes, the initial Outstanding Principal Balance authorized in the Board Resolutions establishing such Class B Notes or Refinancing

Notes; provided that the Outstanding Principal Balance of any such class of Refinancing Notes shall not be less than the Redemption Price of the class of Notes being refinanced in whole thereby and any Redemption Premium, plus Transaction Expenses relating thereto, and that any Refinancing Notes shall be issued in accordance with Section 2.15 hereof.

            (b) There shall be issued, authenticated and delivered on the Closing Date and on the date of issuance of any Refinancing Notes or Class B Notes to each of the Noteholders Notes in the principal amounts and maturities and bearing the interest rates, in each case in registered form and, in the case of the Class A Notes, substantially in the form set forth in Exhibit A to this Indenture or, in the case of any Class B Notes or Refinancing Notes, substantially in the form set forth in any indenture supplemental hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements typewritten, printed, lithographed or engraved thereon, as may, consistently herewith, be prescribed by the Trustee. The Trustee shall authenticate and make Notes available for delivery only upon the written order of the Issuer signed by an officer of the Issuer. Such order shall specify the aggregate principal amount of Notes to be authenticated, the date of issue, whether they are to be issued as Global Notes or Definitive Notes and delivery instructions.

      Definitive Notes of each class shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, as determined by the Trustee.

      The Class A Notes and any Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a "Permanent Global Note"), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

      Any Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a "Temporary Regulation S Global Note"), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for the DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. At any time following the applicable Regulation S Global Note Exchange Date, upon receipt by the Trustee and the Issuer of a certificate substantially in the form of Exhibit D hereto, executed by Euroclear or Clearstream, as the case may be, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-U.S. beneficial ownership of a Temporary Regulation S Global Note (or portion thereof) with respect to any Notes to be exchanged, one or more permanent Global Notes for such Notes in registered form substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a "Permanent Regulation S Global Note"; and together with each Temporary Regulation S Global Note, the "Regulation S Global Notes") duly executed by the Issuer and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the DTC, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Note of such class in an amount equal to the principal amount of the beneficial interest in such Temporary Regulation S Global Note exchanged. Until the Regulation S Global Note Exchange Date with respect to any Temporary Regulation S Global Note, interests in such Temporary Regulation S Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream.

      Notes, if so provided herein or in any indenture supplemental hereto, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in the applicable exhibit to this Indenture (collectively with the definitive, fully registered Notes issued pursuant to Section 2.10(b) hereof, the "Definitive Notes").

      Interest shall accrue on any class of Floating Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding Principal Balance of such Notes. Interest shall accrue on the Class A Notes and on any other class of Fixed Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

            (c) On the date of any Refinancing, the Issuer shall issue and deliver as provided in Section 2.15 hereof an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with such Section 2.15.

            (d) On the date of the issuance, if any, of any Class B Notes, the Issuer shall issue and deliver, as provided in Section 2.16 hereof, an aggregate principal amount of Class B Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with such
Section 2.16.

            (e) The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of a Manager of the Issuer other than the Independent Manager.

            (f) Each Note bearing the manual or facsimile signatures of any individual who was at the time such Note was executed a Manager of the Issuer other than the Independent Manager shall bind the Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Notes or any payment thereon.

            (g) At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of clause (h) below, the Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of written orders of the Issuer. The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

            (h) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in clause (e) above and authenticated by or on behalf of the Trustee as provided in clause (g) above. Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture. Each Note shall be dated the date of its authentication.

      Section 2.02 Restrictive Legends. Each Permanent Global Note, each Regulation S Global Note and each Definitive Note issued in reliance on Section 4(2) of the Securities Act (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof:

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES LAWS OF

      ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON WHO ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a)
      (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT
      (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C), (D) OR (E) OF THIS PARAGRAPH, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" "UNITED STATES" AND "U.S. PERSON" HAVE

      THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      BY ITS PURCHASE AND ACCEPTANCE OF A NOTE, EACH PURCHASER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PLAN ASSETS HAVE BEEN USED TO PURCHASE SUCH NOTES, OR (II) (X) ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS APPLIES SUCH THAT THE USE OF SUCH PLAN ASSETS TO PURCHASE AND HOLD SUCH NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION; (Y) THE PLAN FIDUCIARY AUTHORIZING THE INVESTMENT IN THE NOTES HAS DETERMINED THAT SUCH INVESTMENT IS PRUDENT AND OTHERWISE CONSISTENT WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR OTHER APPLICABLE LAW; AND (Z) THE INDIVIDUAL EXECUTING THE NOTE PURCHASE AGREEMENT IS DULY AUTHORIZED UNDER THE APPLICABLE PLAN DOCUMENTS AND/OR APPLICABLE LAW TO SO BIND THE PLAN. "PLAN" IS DEFINED TO INCLUDE CERTAIN GOVERNMENTAL PLANS, CERTAIN CHURCH PLANS, EMPLOYEE BENEFIT PLANS AND CERTAIN OTHER RETIREMENT PLANS AND ARRANGEMENTS, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, THAT ARE SUBJECT TO ERISA AND/OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND ANY ENTITY THAT MAY BE DEEMED TO HOLD THE ASSETS OF ANY SUCH PLANS.

      THE NOTES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS DESCRIBED IN THE FOREGOING, AND ANY PROPOSED TRANSFEREE SHALL EXECUTE A CONFIDENTIALITY AGREEMENT IN THE FORM ATTACHED AS EXHIBIT N TO THE INDENTURE.

      Each Class A Note shall also bear the following legend on the face thereof:

      THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS 11.605% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS FEBRUARY 1, 2005, AND THE YIELD TO MATURITY ON THE ISSUE DATE IS 9.75% COMPOUNDED QUARTERLY

      Each Global Note shall also bear the following legend on the face thereof:

      UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
      SECTION 2.11 OF THE INDENTURE.

      Each Temporary Regulation S Global Note shall bear the following legend on the face thereof:

      THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.

      Section 2.03 Registrar and Paying Agent. (a) With respect to each class of Notes, there shall at all times be maintained an office or agency in the location set forth in Section 12.05 hereof where the Notes of such class may be presented or surrendered for registration of transfer or for exchange (each, a "Registrar"), and for payment thereof (each, a "Paying Agent") and where notices and demands to or upon the Issuer in respect of such Notes may be served. The Trustee shall be the initial Paying Agent, and the Issuer shall not be permitted to act as a Paying Agent. The Issuer shall cause each Registrar to keep a register of such class of Notes for which it is acting as Registrar and of their transfer and exchange (the "Register"). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Issuer and the Holders of such class of Notes. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

            (b) Each Authorized Agent in the location set forth in Section 12.05 shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the U.S. or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the U.S. or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the "Eligibility Requirements"). The Trustee shall initially be a Paying Agent and Registrar hereunder with respect to the Notes. Each Registrar other than the Trustee shall furnish to the Trustee, at least five (5) Business Days prior to each Payment Date or Special Distribution Date, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

            (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent (including the administration of the fiduciary relationship contemplated by this Indenture), shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

            (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Trustee; and in each case the Trustee shall mail notice of such appointment to all Holders of the related class of Notes as their names and addresses appear on the Register for such class of Notes.

            (e) The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

      Section 2.04 Paying Agent to Hold Money in Trust. The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Holders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders with respect to which such money was deposited.

      The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Section 2.05 Method of Payment. (a) On each Payment Date or Special Distribution Date, the Trustee shall, or shall instruct a Paying Agent to, pay, to the extent of the Available Collections Amount for such Payment Date or Special Distribution Date, to the Noteholders all interest, principal and Premium, if any, on each class of Notes in the amounts determined by the Trustee pursuant to Section 3.05; provided, that payment on a Temporary Regulation S Global Note shall be made to the Holder thereof only in conformity with Section 2.05(c) hereof. Each payment on any Payment Date or Special Distribution Date other than the Final Payment Date with respect to any class of Notes shall be made by the Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date or Special Distribution Date. The final payment with respect to any Note, however, shall be made only upon presentation and surrender of such Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment.

            (b) At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, payments on a Payment Date or Special Distribution Date shall be made by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such class of Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York; provided that the final payment for each class of Notes shall be made only upon presentation and surrender of the Definitive Notes of such class by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of such class of Notes to each Noteholder of such class, specifying the date and amount of such final payment.

            (c) The beneficial owner of a Temporary Regulation S Global Note may arrange to receive interest installments through Euroclear or Clearstream on such Temporary Regulation S Global Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form of Exhibit G-1 hereto, and upon delivery of Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit G-2 hereto. No interest shall be paid to any beneficial owner and no interest shall be paid to Euroclear or Clearstream on such beneficial owner's interest in a Temporary Regulation S Global Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest.

      Section 2.06 Minimum Denomination. Each class of Notes shall be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

      Section 2.07 Transfer and Exchange; Cancellation. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture, including the requirement for delivery of a Confidentiality Agreement as set forth in Section 2.11. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register and confirmation by the Issuer that such Holder is a Permitted Holder.

      Prior to the due presentment for registration of transfer of a Note and satisfaction of the requirements specified in the last sentence of the preceding paragraph, the Issuer and the Trustee may deem and treat the applicable registered Noteholder as the absolute owner and Holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary. The Registrar (if different from the Trustee) shall promptly notify the Trustee and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Note by furnishing the Issuer a copy of such request.

      Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that, subject to Section 2.10(b) hereof, transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Note shall be required to be reflected in a book-entry. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. Except as set forth in Section 2.08 and Section 2.09 hereof, no service charge shall be made for any registration of transfer or exchange or redemption of the Notes.

      The Issuer shall not be required to exchange or register the transfer of any Notes as above provided during the 15-day period preceding the Final Maturity Date of any such Notes or during a 15-day period preceding the first mailing of any notice of Redemption or Refinancing of Notes to be redeemed or refinanced. The Issuer shall not be required to exchange or register the transfer of any Notes that have been selected, called or are being called for Redemption or Refinancing except, in the case of any Notes where notice has been given that such Notes are to be redeemed in part, the portion thereof not so to be redeemed.

      The Issuer at any time may deliver Notes to the Trustee for cancellation. The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time (subject to the record retention requirements of the Exchange Act) any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment. The Issuer may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing) to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

      Section 2.08 Mutilated, Destroyed, Lost or Stolen Notes. If any Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Holder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar and a confirmation by the Issuer to the Trustee that such Holder has delivered a Confidentiality Agreement to the Issuer, issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Note, payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or a Registrar and forwarded to the Issuer by the Trustee or such Registrar. If the Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to the Issuer, the Trustee or a Registrar (i) such security or indemnity as may be required by them to save the Issuer, the Trustee and such Registrar harmless (an unsecured indemnity from any QIB being acceptable security) and
(ii) evidence satisfactory to the Issuer, the Trustee and such Registrar of the destruction, loss or theft of such Note and of the ownership thereof (an affidavit from any QIB being satisfactory evidence). The Noteholders will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and any Registrar) connected therewith.

      Section 2.09 Payments of Transfer Taxes. Upon the transfer of any Note or Notes pursuant to Section 2.07 hereof, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

      Section 2.10 Book-Entry Provisions. (a) Global Notes shall (i) be registered in the name of DTC for such Notes or in the name of the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear the Private Placement Legend as set forth in Section 2.02 hereof.

      Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.

      Whenever notice or other communication to the Noteholders of any class of Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.10(b) below, the Trustee shall give all such notices and communications specified herein to be given to Noteholders of such class of Global Notes to DTC and/or the Agent Members, and shall make available additional copies as requested by such Agent Members, subject to the limitations on distribution contained in Section 2.11.

      Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note. Neither the Issuer nor the Trustee shall be liable for any delay by DTC in identifying the Agent Members in respect of the Global Notes, and the Issuer and the Trustee may conclusively rely on, and shall be fully protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Global Notes to be issued).

            (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC, its successors or their respective nominees. Interests of Agent Members in a Global Note may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.11 hereof. Definitive Notes shall be issued to the individual Agent Members or Beneficial Holders or their nominees in exchange for their Beneficial Interests in the Permanent Global Note or the Regulation S Global Note, respectively, with respect to any class of Notes only if (i) the Issuer advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depositary with respect to the Notes and the Trustee or the Issuer is unable to appoint a qualified successor within 90 days of such notice, (ii) the Issuer, at its option, elects to terminate the book-entry system through DTC or (iii) during the occurrence of an Event of Default with respect to any class of Notes, Noteholders of such class representing an aggregate of not less than 51% of the aggregate Outstanding Principal Balance of such class of Notes advise the Issuer, the Trustee and DTC through the Agent Members in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Noteholders of such class. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee shall notify all affected Noteholders of such class, through DTC, of the occurrence of such event and of the availability of Definitive Notes of such class; provided, however, that in no event shall the Temporary Regulation S Global Note be exchanged for Definitive Notes prior to the later of (x) the Regulation S Global Note Exchange Date and (y) the date of receipt by the Issuer of any certificates determined by it to be required pursuant to Rule 903 under the Securities Act. Upon surrender to the Trustee of the Global Notes of such class held by DTC, accompanied by registration instructions from DTC for registration of Definitive Notes in the names of the Noteholders of such class, the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Notes of such class to the Agent Members and Beneficial Holders of such class or their nominees in accordance with the instructions of DTC.

      None of the Issuer, the Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions. Upon the issuance of Definitive Notes of such class, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder. Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to locate a qualified successor to DTC.

      Definitive Notes of any class will be freely transferable and exchangeable for Definitive Notes of the same class at the office of the Trustee or the office of a Registrar upon compliance with the requirements set forth herein. In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the applicable Registrar.

            (c) Any Beneficial Interest in one of the Global Notes as to any class that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (d) Any Definitive Note delivered in exchange for an interest in a Permanent Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.11, bear the Private Placement Legend applicable to a Permanent Global Note set forth in Section
   2.02 hereof.

            (e) Any Definitive Note delivered in exchange for an interest in a Regulation S Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.11, bear the Private Placement Legend applicable to a Regulation S Global Note set forth in Section 2.02 hereof.

      Section 2.11 Special Transfer Provisions. (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note (other than a Temporary Regulation S Global Note) to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit F hereto, (B) an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, and (C) a Confidentiality Agreement duly executed by such transferee.

                  (ii)If the proposed transferor is an Agent Member holding a beneficial interest in the Permanent Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i), including the Confidentiality Agreement, and (y) instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Permanent Global Note in an amount equal to the principal amount of the beneficial interest in the Permanent Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a Permanent Global Note or a Definitive Note issued in exchange for an interest in such Permanent Global Note in accordance with Section 2.10(b) hereof to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of (x) Definitive Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that (A) it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, (B) it is or such QIBs are aware that the sale to it is being made in reliance on Rule 144A and acknowledge that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information,
      (C) it is or such QIBs are aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (D) it and all such QIBs have duly executed and delivered to the

      Issuer a Confidentiality Agreement or (y) an interest in a Permanent Global Note, the transfer of such Beneficial Interest may be effected only through the book-entry system maintained by DTC and to the extent provided in the agreement with DTC, and in each case, each transferee and QIB has delivered to the Registrar a Confidentiality Agreement duly executed by such transferee and QIB, respectively.

                  (ii)If the proposed transferee is an Agent Member, and the Note to be transferred is a Definitive Note, upon receipt by the Registrar of the documents referred to in clause (i), including the Confidentiality Agreement, and instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Permanent Global Note in an amount equal to the principal amount at maturity of the Definitive Note to be transferred, and the Trustee shall cancel the Definitive Note so transferred (upon written direction from the Registrar if different from the Trustee).

            (c) Transfers of Interests in a Temporary Regulation S Global Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Temporary Regulation S Global Note:

                  (i) The Registrar shall register the transfer of any Beneficial Interest in a Temporary Regulation S Global Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and has delivered to the Issuer a duly executed Confidentiality Agreement or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that (A) it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, (B) it is or such QIBs are aware that the sale to them is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information, (C) it is or such QIBs are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (D) it and all such QIBs have duly executed and delivered to the Issuer a Confidentiality Agreement.

                  (ii)If the proposed transferee is an Agent Member that provides the documents referred to in clause (i)(y) above, including the Confidentiality Agreement, upon receipt by the Registrar of such documents and instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Global Note of the relevant class, in an amount equal to the principal amount of the Temporary Regulation S Global Note of such class to be transferred, and the Trustee shall decrease the amount of the Temporary or Permanent Regulation S Global Note of such class (upon written direction from the Registrar if different from the Trustee).

            (d) Transfers to Non-U.S. Persons at any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

                  (i) Prior to the applicable Regulation S Global Notes Exchange Date, the Registrar shall not register any proposed transfer of a Note to a Non-U.S. Person pursuant to Rule 904 of Regulation S.

                  (ii)The Registrar shall register any proposed transfer of a Note to any Non-U.S. Person if the Note to be transferred is a Definitive Note or an interest in a Permanent Global Note, upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor and a Confidentiality Agreement duly executed by such Non-U.S. Person.

                  (iii) (a) If the proposed transferor is an Agent Member holding a Beneficial Interest in a Permanent Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and
      (y) instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Permanent Global Note in an amount equal to the principal amount of the beneficial interest in such Permanent Global Note to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note of the relevant class in an amount equal to the principal amount of the beneficial interest in such Permanent Global Note or any Definitive Notes issued in exchange for such interest in such Permanent Global Note to be transferred, and the Trustee shall cancel the Definitive Note, if any, so transferred or decrease the amount of the Permanent Global Note (upon written direction from the Registrar if different from the Trustee).

            (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or any other obligations of the Issuer, including the obligation in respect of the Royalty Rights to have any Noteholder execute a Confidentiality Agreement.

            (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions. Each Holder also agrees that it will not take any action to transfer any Note to a transferee without causing such transferee to execute and deliver a Confidentiality Agreement. The Trustee shall promptly deliver to the Issuer the executed version of each executed Confidentiality Agreement that it receives, provided that the Trustee shall retain a copy of each such Confidentiality Agreement in its records relating to the Notes.

            (g) No Listing. The Notes shall be issued pursuant to an exemption from registration under the Securities Act. The Issuer agrees that it will not at any time (i) apply to list, list or list upon notice of issuance, (ii) consent to or authorize an application for the listing or the listing of, or
   (iii) enable or authorize the trading of the Notes on an established securities market, including (w) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions; (x) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in subclause (w); (y) a regional or local exchange; or (z) an over-the-counter market, as the term "established securities market" and the terms in subclauses (w), (x), (y) and (z) are defined for purposes of Section 7704 of the Code.

      The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.10 hereof or this Section 2.11. The Issuer shall have the right to inspect and make copies of all such letters, notices, Confidentiality Agreements or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

      Section 2.12 Temporary Definitive Notes. Pending the preparation of Definitive Notes of any class, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Notes of such class which are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable exhibit hereto or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Manager of the Issuer executing such temporary Definitive Notes may determine, as evidenced by his execution of such temporary Definitive Notes.

      If temporary Definitive Notes of any class are issued, the Issuer will cause such Definitive Notes of such class to be prepared without unreasonable delay. After the preparation of Definitive Notes of such class, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office of the Trustee, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Definitive Notes of any class, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes of like class, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

      Section 2.13 Statements to Noteholders. (a) (i) Not later than five Business Days prior to each Payment Date, Special Distribution Date or any other date on which a Distribution Report is to be distributed pursuant to Section 2.13(a) to Agent Members and Beneficial Holders, the Servicer shall provide a list to the Trustee of the Agent Members, Beneficial Holders and Noteholders (other than DTC or its nominee or any other depositary) that have provided Confidentiality Agreements to the Issuer. On each Payment Date, Special Distribution Date and any other date for distribution of any payments with respect to any class of Notes then Outstanding, the Trustee shall deliver a report, substantially in the form attached as Exhibit C hereto and prepared by the Servicer, giving effect to such payments (each, a "Distribution Report"), to each Agent Member, Beneficial Holder and Noteholder included on the list provided by the Servicer pursuant to the first sentence of this Section 2.13(a)(i) and to the Issuer and NPS and to no other Person. The Trustee shall not distribute the Distribution Report to DTC, and each other Noteholder, Agent Member and Beneficial Holder shall be entitled to receive the Distribution Report only if such Noteholder, Agent Member or Beneficial Holder has executed and delivered a Confidentiality Agreement to the Issuer.

      (ii) Each Distribution Report provided to each Agent Member and Beneficial Holder for each Payment Date or Special Distribution Date, commencing April 1, 2005, shall be accompanied by (i) a statement prepared by the Trustee setting forth an analysis of the Collection Account activity for the Interest Accrual Period ending on the related Calculation Date, (ii) such information, if any, regarding the Manufacturing and Supply Agreement, the License Agreements and the Licensed Technology as ACT II

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

will have provided to the Servicer on behalf of the Trustee pursuant to the Purchase and Sale Agreement during the Interest Accrual Period then ended and
(iii) the information included in all reports that the Issuer shall have provided to the Servicer on behalf of the Trustee pursuant to Section 5.03 hereof during the Interest Accrual Period then ended. Each annual Distribution Report provided to each Noteholder for each April 1, commencing April 1, 2006, shall include the information described in the preceding sentence and also be accompanied by (x) a statement, prepared by the Servicer, setting forth an analysis of the Collection Account activity for the calendar year ended the preceding December 31 and (y) a comparison, prepared by the Servicer, of the actual cumulative amortization of the Class A Notes through such December 31 against the Class A Principal Payment Schedule on the Class A Notes through such December 31.

            (b) After the end of each calendar year but not later than the latest date permitted by law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of record of any class of Notes, a statement (for example, a Form 1099 or any other means required by law) prepared by the Trustee containing the sum of the amounts determined pursuant to Exhibit C hereto with respect to the class of Notes for such calendar year or, in the event such Person was a Noteholder of record of any class of Notes during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder's or holder's, as applicable, preparation of its U.S. federal income or other tax returns. So long as any of the Notes are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Trustee by DTC and the Agent Members, and will be delivered by the Trustee to DTC and by DTC to the applicable beneficial owners in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information. For the avoidance of doubt, the Trustee shall not be obligated to provide any statements, reports or other items under this Section 2.13(b) to any Agent Member or Beneficial Holders on the list of Agent Members, Beneficial Holders and Noteholders included on the list provided by the Servicer pursuant to Section 2.13(a)(i) that is not a Noteholder.

            (c) At such time, if any, as the Notes of any class are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.13(b) to each Holder of record of a Definitive Note of such class for the relevant period of beneficial ownership of such Definitive Note as appears on the records of the Trustee, subject to the Issuer having confirmed in writing that each such Holder has executed and delivered to the Issuer a Confidentiality Agreement.

            (d) The Trustee shall be at liberty to sanction any method of giving notice to the Noteholders of any class if, in its opinion, such method is reasonable, having regard to the number and identity of the Noteholders of such class and/or to market practice then prevailing, is in the best interests of the Noteholders of such class, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided that notice of such method is given to the Noteholders of such class in such manner as the Trustee shall require.

            (e) Not later than 1:00 p.m., New York City time, on the last Business Day preceding each Payment Date or Special Distribution Date, the Servicer on behalf of the Issuer shall provide the Trustee with a statement regarding the amounts of principal, interest and Premium included in the amounts being distributed to Noteholders pursuant to Section 3.07 on such Payment Date or Special Distribution Date, and the Trustee shall include a copy of such statement with each distribution to a Noteholder (including DTC) made pursuant to Section 3.07. Each such statement shall include a notice to the effect that the tax treatment of any Premium payment may differ from the interest payment, and may include a withholding obligation.

      Section 2.14 CUSIP, CINS AND ISIN Numbers. The Issuer in issuing the Notes may use "CUSIP", "CINS", "ISIN" or other identification numbers (if then generally in use), and if so, the Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided further, that failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

      Section 2.15 Refinancing Notes. (a) Subject to paragraphs (b) and (c) below and Section 5.02(d) hereof, the Issuer may issue Refinancing Notes pursuant to this Indenture for the purpose of refinancing all of the Outstanding Principal Balance of any class of Notes (including a refinancing of Refinancing Notes). Each refinancing of any class of Notes with the proceeds of an offering of Refinancing Notes (a "Refinancing") shall be authorized pursuant to one or more Board Resolutions. Each Refinancing Note shall be designated generally as a "Note" for all purposes under this Indenture, with such further designations added or incorporated in such title as specified in the related Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be. The Refinancing Notes shall be issued on the Payment Date on which the Redemption in whole of the class of Notes being refinanced is to occur as provided in Section 3.09.

            (b) A Refinancing of any class of Notes shall be effected as a Redemption pursuant to Section 3.08 hereof, provided that a Refinancing of the Class A Notes shall be effected as an Optional Redemption pursuant to Section 3.08(a) hereof. On the date of any Refinancing, the Issuer shall issue and sell an aggregate principal amount of Refinancing Notes in an amount not less than the sum of the Redemption Price of the Notes being refinanced thereby plus the Refinancing Expenses relating thereto and any Redemption Premium plus any amount to be deposited in an Interest Reserve Account for such Refinancing Notes. The proceeds of each sale of Refinancing Notes shall be used to make the deposit required by Section 3.09(b) hereof, to pay such Refinancing Expenses, to fund such Interest Reserve Account and/or deposit and for such other purposes, if any, as shall be specified in the Board Resolution authorizing the issuance such Refinancing Notes. Once a notice of a Redemption in respect of any Refinancing is published in accordance with Section 3.09(a), each class of Notes to which such notice applies shall become due and payable on the Refinancing Date stated in such notice at their Redemption Price.

            (c) Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Board Resolutions (subject to Section 2.01 hereof) or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.07 with respect to all other Outstanding Notes as the Notes being refinanced thereby. No less than seven (7) Business Days prior to the issuance of any Refinancing Notes, any or all of the following, as applicable, with respect to the related issue of Refinancing Notes shall have been determined by the Issuer and set forth in such Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be:

            (1) the class of Notes to be refinanced by such Refinancing Notes;

            (2) the aggregate principal amount of each class of Refinancing Notes which may be issued in respect of such Refinancing;

            (3) the proposed date of such Refinancing;

            (4) if applicable, the Scheduled Final Payment Date and the Final Maturity Date of each class of such Refinancing Notes;

            (5) the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

            (6) the denomination or denominations in which any class of such Refinancing Notes shall be issuable;

            (7) whether any such Refinancing Notes are to be issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of such class and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.07 hereof, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depository therefor; and

            (8) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the class of Refinancing Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture).

            (d) If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

      Section 2.16 Class B Notes. (a) Subject to paragraph (b) below and Section 5.02(d) hereof, the Issuer may issue Class B Notes pursuant to this Indenture (a "Class B Issuance"), including for the purpose of funding a redemption of the Class A Notes, in whole or in part. Each Class B Issuance shall be authorized pursuant to one or more Board Resolutions. Each Class B Note shall be designated generally as a "Note" for all purposes under this Indenture. Each Class B Note shall have such further designations added or incorporated in such title as specified in the related Board Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be. If the proceeds of the Class B Notes are being used to redeem the Class A Notes, in whole or in part, the Class B Notes shall be issued on the Payment Date on which the Redemption in whole of the Class A Notes being refinanced is to occur as provided in Section 3.09.

            (b) If the proceeds of the Class B Notes are being used to redeem any Class A Notes, such redemption shall be effected as an Optional Redemption pursuant to Section 3.08 hereof. On the date of any such Optional Redemption, the Issuer shall issue and sell an aggregate principal amount of Class B Notes in an amount not less than the sum of the Redemption Price of the Notes being refinanced thereby and any Redemption Premium plus the Transaction Expenses relating thereto plus any amount to be deposited in an Interest Reserve Account for the Class B Notes. The proceeds of each sale of Class B Notes shall be used to make the deposit required by Section 3.09(b) hereof, if applicable, to pay such Transaction Expenses, to fund any Interest Reserve Account and/or deposit and for such other purposes, if any, as shall be specified in the Board Resolution authorizing the issuance such Class B Notes. Once a notice of Redemption in respect of any Class B Issuance is published in accordance with Section 3.09(a), each class of Notes to which such notice applies shall become due and payable on the Redemption Date stated in such notice at their Redemption Price.

            (c) Each Class B Note shall contain such terms as may be established in or pursuant to the related Board Resolutions (subject to Section 2.01 hereof) or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall be subordinate to the Class A Notes to the extent provided in this Indenture. No less than seven (7) Business Days prior to the issuance of the Class B Notes, any or all of the following, as applicable, with respect to the related Class B Issuance shall have been determined by the Issuer and set forth in such Board Resolutions or in any indenture supplemental hereto or specified in the form of such Class B Notes, as the case may be, with respect to the Class B Notes to be issued:

            (1) the aggregate principal amount of any such Class B Notes which may be issued;

            (2) the proposed date of such Class B Issuance;

            (3) if applicable, the Scheduled Final Payment Date and the Final Maturity Date of any such Class B Notes;

            (4) whether any such Class B Notes are to have the benefit of any reserve account and, if so, the amount and terms thereof;

            (5) the rate at which such Class B Notes shall bear interest or the method by which such rate shall be determined;

            (6) the denomination or denominations in which such Class B Notes shall be issuable;

            (7) whether any such Class B Notes are to be issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Class B Note may exchange such interests for Class B Notes of like tenor and of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.07 hereof, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depository therefor; and

            (8) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to Class B Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.02(d) and Section 12.13 hereof).

            (d) If any of the terms of any issue of Class B Notes are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee setting forth the terms of such Class B Notes.

      Section 2.17 Class A Notes. The principal of the Class A Notes shall not be prepayable except as expressly provided in this Indenture in a prepayment in any IO Account Redemption, Optional Redemption or Termination Redemption and the payment of principal pursuant to clauses (A), (B) and (C) of Section 3.07(a)(iii). If any part of the principal of the Class A Notes is so prepaid during the Interest Only Period, the amount of such prepayment shall be allocated pro rata to reduce the Scheduled Principal Payment Amounts in the Class A Principal Payment Schedule. If any part of the principal on the Class A

Notes is so prepaid on any Payment Date or Special Distribution Date after the Interest Only Period, the amount of such prepayment shall be allocated pro rata to reduce the Scheduled Principal Payment Amounts on the remaining Payment Dates in the Class A Principal Payment Schedule. For the avoidance of doubt, except as expressly provided in the foregoing provisions of the Indenture, the amount of principal payable on the Class A Notes on any Payment Date or Special Distribution Date shall not exceed the amount needed to reduce the Outstanding Principal Balance of the Class A Notes to the balance specified in the Class A Principal Payment Schedule for such Payment Date or for the immediately preceding Payment Date, in the case of a Special Distribution Date.

                                  ARTICLE III

                         ACCOUNTS; PRIORITY OF PAYMENTS

      Section 3.01 Establishment of Accounts. (a) The Issuer shall establish and maintain with the Operating Bank on its books and records in the name of the Issuer, subject to the lien in favor of the Trustee established by this Indenture, (i) a Collection Account (the "Collection Account"), (ii) if applicable, a redemption account (the "Redemption Account"), (iii) if applicable, a capital contribution account (the "Capital Account"), (iv) an "IO Period Account," and (iv) any additional accounts the establishment of which is set forth in a Board Resolution delivered to the Trustee, in each case at such time as is set forth in this Section 3.01 or in such Board Resolution. Each Account shall be established and maintained as an Eligible Account so as to create, perfect and establish the priority of the security interest of the Trustee in such Account and all cash, Eligible Investments and other property from time to time deposited therein and otherwise to effectuate the lien of the Indenture Estate.

            (b) Withdrawals and Transfers. The Trustee shall have sole dominion and control over the Accounts (including, inter alia, the sole power to direct withdrawals or transfers from the Accounts and to direct the investment and reinvestment of funds in the Accounts, subject to Section 3.02). The Trustee shall make withdrawals and transfers from the Accounts in accordance with the terms of this Indenture based on the Relevant Information and as calculated by it pursuant to this Indenture. The Issuer, and the Trustee acknowledge that the Accounts are "deposit accounts" or "investment property" within the meaning of Section 9-102 of the UCC and that the Trustee has "control," for purposes of Section 9-314 of the UCC, of Accounts that are maintained with the Trustee as the Operating Bank. The Issuer agrees that, if any Account is established or maintained with any Operating Bank other than the Trustee, the Issuer shall cause such Operating Bank to enter into an agreement with the Trustee and the Issuer pursuant to which such Operating Bank agrees to comply with instructions originated by the Trustee directing the disposition, investment and reinvestment of funds in all Accounts maintained with such Operating Bank without the further consent of the Issuer and shall take such other actions as are reasonably required by the Trustee to establish its "control," for purposes of Section 9-314 of the UCC, over any such Accounts.

            (c) Eligible Accounts. If, at any time, any Account ceases to be an Eligible Account, the Issuer shall, within 10 Business Days, establish a new account meeting the conditions set forth in this Section 3.01 in respect of such Account and transfer any cash or investments in the existing Account to such new account; and from the date such new collection account is established, it shall have the same designation as the existing Account. If the Operating Bank should change at any time, then the Issuer shall thereupon promptly establish replacement accounts as necessary at the successor Operating Bank and transfer the balance of funds in each Account then maintained at the former Operating Bank to such successor Operating Bank.

            (d) Collection Account. The Issuer shall establish and maintain the Collection Account not later than the Closing Date, and the Collection Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Except as expressly provided herein, all Collections shall be deposited in the Collection Account and transferred therefrom in accordance with the terms of this Indenture. No funds shall be deposited in the Collection Account that do not constitute Collections except as expressly provided in this Indenture without the prior written consent of the Trustee.

            (e) Redemption Account. Upon receipt of notice of a Redemption of any class of Notes, the Servicer shall establish and maintain a Redemption Account at the Operating Bank in the name of the Issuer for the benefit of the Holders of Notes that are the subject of such Redemption. All amounts received for the purpose of any such Redemption shall be deposited in such Redemption Account and shall be held in such Account until such amounts are applied to pay the Redemption Price of such Notes and such Notes are cancelled by the Trustee.

            (f) Capital Account. Upon the receipt of any capital contribution from ACT II to the Issuer, the Issuer shall establish and maintain the Capital Account at the Operating Bank in the name of the Issuer for the benefit of the Secured Parties and shall deposit all such capital contributions from ACT II in the Capital Account. The Issuer also may direct the Trustee in writing to deposit in the Capital Account all or any portion of any Excess IO Period Payment Amount and any Net Available Revenues otherwise distributable to the Issuer pursuant to Section 3.07(a)(vii). The Trustee shall maintain a record of the portion of the funds on deposit in the Capital Account allocable to capital contributions and the portion allocable to such deposits. All such capital contributions and other deposits shall be held in such Account and transferred to the Collection Account only to the extent permitted by Section 3.06(c) and (ii) to the Redemption Account only to the extent specifically provided for in any notice of an Optional Redemption or Termination Redemption delivered to the Trustee pursuant to Section 3.09(a).

            (g) IO Period Account. The Issuer shall establish and maintain the IO Period Account not later than the first Payment Date after the Closing Date, and the IO Period Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Trustee shall transfer to the IO Period Account from the Collection Account all Excess IO Period Payment Amounts that are to be so transferred pursuant to Section 3.07(a)(iv), and shall make distributions from the IO Period Account as provided in Section 3.07(a)(vii).

      Section 3.02 Investments of Cash. For so long as any Notes remain Outstanding, the Trustee, at the direction of the Servicer, shall, or shall direct the Eligible Institution holding each Account in writing, to invest and reinvest the funds on deposit in the Accounts in Eligible Investments; provided, however, that so long as an Event of Default has occurred and is continuing, the Trustee shall invest such amount in Eligible Investments described in clause (d) of the definition thereof from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. In the absence of written direction delivered to the Trustee from the Servicer, the Trustee shall invest any funds in Eligible Investments described in clause (d) of the definition thereof. The Trustee shall make such investments and reinvestments in accordance with the terms of the following provisions:

                  (i) the Eligible Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture on the Business Day immediately preceding the first Payment Date after which such investment is made, in the case of investments of funds on deposit in the Collection Account; and

                  (ii) if any funds to be invested are not received in the Accounts by 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Eligible Investments.

      The Issuer acknowledges that regulations of the U.S. Comptroller of the Currency grant the Issuer the right to receive confirmations of security transactions as they occur. The Issuer specifically waives receipt of such confirmations to the extent permitted by law and acknowledges that the Trustee will furnish periodic cash transaction statements which will detail all investment transactions.

      Section 3.03 Closing Date Deposits, Withdrawals and Transfers. (a) On the Closing Date, the Trustee shall, subject to the receipt of written direction from the Issuer upon receipt of the proceeds of the sale by the Issuer of the Notes, make the following payments and transfers to the Accounts from such proceeds:

            (i)pay to such Persons as shall be specified by the Issuer such Transaction Expenses as shall be due and payable in connection with the issuance and sale of the Notes; and

            (ii) remit to ACT II an amount described in such written direction as being equal to the cash portion of the Sale Price as specified and defined in the Purchase and Sale Agreement.

         (b) On the date of issuance of any additional Class A Notes, Refinancing Notes or Class B Notes, the Trustee shall, subject to the receipt of written direction from the Issuer upon receipt of the proceeds of the sale by the Issuer of such Notes, make such payments and transfers as shall be specified in the related Board Resolution and any supplemental indenture in respect of such Notes, copies of which Board Resolution and supplemental indenture shall be attached to such written direction.

      Section 3.04 Special Distribution Dates; True-up Payments. (a) If, (i) after any Payment Date on which the Available Collections Amount was not sufficient to pay in full the Interest Amount on the Class A Notes on such Payment Date or to reduce the Outstanding Principal Balance of the Class A Notes to the balance specified in the Class A Principal Payment Schedule for such Payment Date, and (ii) more than thirty (30) days prior to the next succeeding Payment Date, the Issuer receives additional Royalty Payments (including any lump sum prepayment of the Minimum Revenue Obligations) in an amount sufficient to pay the shortfall in the Interest Amount or to make a principal payment on the Class A Notes that would reduce the Outstanding Principal Balance to such specified balance, then (iii) the Issuer may request the Trustee in writing to make a special distribution of such additional Royalty Payments in payment of any such interest shortfall or principal. Any such special distribution shall be made on a Business Day (a "Special Distribution Date") specified by the Issuer in its request, which shall be not less than seven (7) Business Days after the date of such request and not less than twenty (20) days prior to the next succeeding Payment Date.

      (b) If ACT II is obligated, pursuant to Section 6.1.2 of the Manufacturing and Supply Agreement, to make any corrective payment to Janssen based on a reconciliation of the estimated weighted average price of the Product and the Licensed Net Selling Price of the Final Product (as defined in that agreement), ACT II shall deliver written notice to the Issuer, the Servicer and the Trustee of the amount of such payment and the date by which it is to be paid (which is 45 days after the date of such reconciliation). If any such payment is due after the next succeeding Payment Date, the Trustee shall disburse the amount of such payment on such Payment Date as an Expense payable to Janssen at such account as shall be specified in such written direction. If such payment is due prior to the next succeeding Payment Date, the Trustee, upon receipt of a joint written direction by ACT II and the Issuer, shall withdraw the amount of such payment from the Collection Account by the date on which such payment is due and remit such payment to Janssen at such account as shall be specified in such written direction. Any payment due from Janssen under Section 6.1.2 of the Manufacturing and Supply Agreement will be included in Collections when received.

      Section 3.05 Calculation Date Calculations. (a) Calculation of Certain Amounts. As soon as reasonably practicable after each Calculation Date, but in no event later than 12:00 noon (New York, New York time) on the second Business Day prior to the immediately succeeding Payment Date or Special Distribution Date, the Trustee shall, based on information known to it or Relevant Information provided to it, determine the amount of Collections received during the period commencing on the day next following the preceding Calculation Date and ending on such Calculation Date (including the amount of any investment earnings on the balances in the Collection Account and the IO Period Account, if any, as of such Calculation Date and any amount to be transferred pursuant to
Section 3.06 in respect of the immediately succeeding Payment Date or Special Distribution Date) and shall calculate the following amounts:

            (i) (A) the balance of funds on deposit in the Collection Account, the Capital Account and the IO Period Account on such Calculation Date,
      (B) the amount of investment earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during the current Interest Accrual Period, and (C) the balance net of such investment earnings in the Capital Account (the "Capital Account Balance") and in the IO Period Account (the "IO Period Account Balance");

            (ii) the Expenses payable on the Payment Date or Special Distribution Date immediately succeeding such Calculation Date, consisting of all Expenses incurred by the Trustee and not previously reimbursed and the amounts shown on all invoices received from the Servicer for the reimbursement or payment of Expenses not previously paid or reimbursed;

            (iii) the Available Collections Amount for such Payment Date or Special Distribution Date; and

            (iv) any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the Related Documents.

         (b) Calculation of Interest Amounts. Not later than 12:00 noon (New York, New York time) on the second Business Day prior to each Payment Date or Special Distribution Date, the following calculations or determinations with respect to Interest Amounts due on such Payment Date or Special Distribution Date shall be performed or made by the Calculation Agent:

            (i) the applicable interest rate on each class of Floating Rate Notes based on LIBOR determined on the Reference Date for the Interest Accrual Period beginning on such Payment Date;

            (ii) the Interest Amount (including any Additional Interest and Supplemental Interest) on each class of Floating Rate Notes for such Payment Date; and

            (iii) the Interest Amount (including any Additional Interest and Supplemental Interest) on each class of Fixed Rate Notes for such Payment Date or Special Distribution Date.

         (c) Distribution Conditions. Not later than 12:00 noon (New York, New York time) on the second Business Day prior to each Payment Date (but not any Special Distribution Date), the Calculation Agent shall determine if the following two conditions (the "Distribution Conditions" have been satisfied:

            (i) whether the Available Collections Amount for such Payment Date is in an amount sufficient to pay the Interest Amount on the Class A Notes and the Expenses due and payable on such Payment Date; and

            (ii) whether the Yield Coverage Ratio for the Interest Accrual Period ending on such Payment Date is equal to or greater than the Yield Coverage Ratio specified in the following table for such Payment Date:

       Payment Dates              Interest Coverage Ratio
April 1, 2005 to January 1, 2006            2.0

April 1, 2006 to January 1, 2007            3.0

April 1, 2007 to January 1, 2018            5.0


         (d) Calculation of Principal Payments and Distributions to the Issuer. Not later than 12:00 noon (New York, New York time) on the second Business Day prior to each Payment Date or Special Distribution Date, the Calculation Agent shall calculate or determine the following with respect to principal payments due on such Payment Date or Special Distribution Date and the amounts distributable to the Issuer on such Payment Date or Special Distribution Date:

            (i) the Outstanding Principal Balance of each class of Notes on such Payment Date or Special Distribution Date immediately prior to any principal payment on such date;

            (ii) the amount of the principal payment, if any, to be made in respect of each class of Notes on such Payment Date or Special Distribution Date, including:

                  (A) on any Payment Date during the Interest Only Period for which the Calculation Agent has received written notice from the Issuer, the Servicer or any Holder to the effect that a Material Adverse Development has occurred and is continuing, the Excess IO Period Payment Amount to be paid on the Class A Notes;

                  (B) on any Payment Date or Special Distribution Date during the Interest Only Period for which the Calculation Agent has received written notice from the Issuer, the Servicer or any Holder that the Available Collections Amount for such Payment Date or Special Distribution Date includes a lump sum prepayment of the Minimum Revenue Obligations and the amount thereof, the portion of such lump sum prepayment in excess of the Expenses and Interest Amount payable on such Payment Date to be paid on the Class A Notes;

                  (C) on any Payment Date or Special Distribution Date after the Interest Only Period for which the Calculation Agent has received written notice from the Issuer, the Servicer or any Holder that the Available Collections Amount includes a lump sum prepayment of the Minimum Revenue Obligations, the amount of such lump sum prepayment reduced by the excess of the Available Collections Amount (calculated without regard to such lump sum prepayment) over the principal payment determined pursuant to clause (D) or (E) below, as applicable;

                  (D) on any Payment Date after the Interest Only Period, the principal payment required to be paid on the Class A Notes on such Payment Date that would reduce the Outstanding Principal Balance of the Class A Notes to the balance specified for such Payment Date in the Class A Principal Payment Schedule; and

                  (E) on any Special Distribution Date after the Interest Only
            Period, the principal payment required to be paid on the Class A Notes on such Special Distribution Date that would reduce the Outstanding Principal Balance of the Class A Notes to the balance specified for the immediately preceding Payment Date in the Class A Principal Payment Schedule;

                (iii) the amounts, if any, distributable to the Issuer on such Payment Date, including:

                  (A) for each Payment Date during the Interest Only Period on which the Distribution Conditions are satisfied, the Excess IO Period Payment Amount, if any;

                  (B) for each Payment Date during the Interest Only Period on which the Deferred Excess IO Distribution Test has been satisfied, the balance in the IO Period Account; and

                  (C) for each Payment Date after the Interest Only Period on which the Distribution Conditions have been satisfied, the Net Available Revenues, if any, distributable to the Issuer.

            (e) Calculation of Redemption Amounts. Not later than 12:00 noon (New York, New York time) on the second Business Day prior to the Redemption Date on which a Redemption of the Notes is scheduled to occur, the Calculation Agent shall perform the calculations necessary to determine the Redemption Price of the Notes to be repaid on such Redemption Date, the Redemption Premium, if any, to be paid in addition to such Redemption Price and the amount of accrued and unpaid interest on the Outstanding Principal Balance of the Notes being redeemed through the Redemption Date.

            (f) Calculation of Shortfalls. Not later than 12:00 noon (New York, New York time) on the second Business Day prior to each Payment Date or Special Distribution Date, the Calculation Agent shall perform the calculations necessary to determine the following:

                (i) the shortfall, if any, of the Available Collections Amount for such Payment Date or Special Distribution Date in respect of the Interest Amount due to the Class A Noteholders pursuant to clause (ii) of
      Section 3.07(a) (an "Interest Shortfall"), taking into account the payment of Expenses payable on such Payment Date;

                (ii) on each Payment Date or Special Distribution Date after the Termination Date, the shortfall, if any, of the Available Collections Amount for such Payment Date or Special Distribution Date in respect of the principal payment on the Class A Notes required to reduce the Outstanding Principal Balance of the Class A Notes to the balance specified for such Payment Date in the Class A Principal Payment Schedule (a "Post-Termination Shortfall" and, together with Interest Shortfalls, the "Shortfalls"), taking into account the payment of Expenses and the Interest Amount payable on such Payment Date or Special Distribution Date; and

                (iii) with respect to each Shortfall, the amount, if any, to be withdrawn from the IO Period Account, to the extent authorized by Section 3.06(b), and the amount, if any, to be withdrawn from the Capital Account, to the extent authorized by Section 3.06(c).

            (g) Application of the Available Collections Amount. Not later than 1:00 p.m., New York City time, two Business Days prior to each Payment Date or Special Distribution Date, the Trustee shall determine the amounts of the Available Collections Amount to be applied on such Payment Date or Special Distribution Date to make each of the payments, transfers and deposits contemplated by Section 3.07(a) or Section 3.07(b), as applicable, setting forth separately, in the case of payments in respect of each class of Notes, the amount to be applied on such Payment Date or Special Distribution Date to pay all Expenses due and payable on such date, and interest, principal and Premium, if any, on such class of Notes, all in accordance with Section 3.07.

            (h) Reports. The Trustee shall provide to the Servicer and the Issuer the information described in Section 3.05(a), Section 3.05(b), Section 3.05(c), Section 3.05(d), Section 3.05(e), Section 3.05(f) and Section 3.05(g) to the Servicer and the Issuer, no later than 1:00 p.m., New York City time, two Business Days immediately preceding each Payment Date or Special Distribution Date, as applicable. The Calculation Agent shall provide a copy to the Trustee of any written notice received by it that is described in
  Section 3.05(d)(ii).

            (i) Redeposits. Not later than the Business Day immediately preceding each Payment Date after the Interest Only Period, subject to the Issuer receiving the report from the Trustee described in Section 3.05(h), the Issuer shall advise the Trustee as to the portion of Net Available Revenues, if any, distributable to the Issuer on such Payment Date to be redeposited in the Collection Account or the Capital Account on such Payment Date.

      Section 3.06 Payment Date or Special Distribution Date First Step Transfers. On each Payment Date or Special Distribution Date, the Trustee shall make the following transfers:

            (a) Investment Earnings. From any Account (other than the Collection Account) to the Collection Account the amount of earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during the preceding Interest Accrual Period;

            (b) IO Period Account. On any Payment Date or Special Distribution Date, if there is a positive IO Period Account Balance and if, on any Payment Date or Special Distribution Date after the Interest Only Period, the Issuer has not elected to make an IO Account Redemption on such Payment Date, from the IO Period Account to the Collection Account the lesser of the Shortfalls on such Payment Date or Special Distribution Date and the IO Period Account Balance; and

            (c) Capital Account. If there is a positive Capital Account Balance, from the Capital Account to the Collection Account the lesser of (x) the Interest Shortfalls on such Payment Date or Special Distribution Date in excess of the amount, if any, withdrawn pursuant to clause (b) and allocable to such Interest Shortfalls and (y) the Capital Account Balance, provided, that the Trustee shall make such a transfer from the Capital Account in respect of not more than eight (8) Payment Dates in total prior to the Final Maturity Date of the Notes and in respect of not more than any four (4) consecutive Payment Dates, provided further, however, that on and after the Termination Date, there shall be no limitation on the number of transfer of Interest Shortfalls from the Capital Account to the Collection Account, and that, if there is a Post-Termination Shortfall on any Payment Date after a Termination Date in excess of the amount, if any, withdrawn pursuant to clause
  (b) and allocable to such Post-Termination Shortfall, then the Trustee shall transfer from the Capital Account to the Collection Account the lesser of the remaining Post-Termination Shortfall and the Capital Account

  Balance remaining after any transfer of Interest Shortfalls and distribute it to the Class A Noteholders in payment of the Scheduled Principal Payment Amount payable on the Class A Notes;

      Section 3.07 Payment Date or Special Distribution Date Second Step Withdrawals. (a) On each Payment Date or Special Distribution Date, after the transfers provided for in Section 3.06 have been made and after making the distributions, if any, pursuant to Section 3.07(b), the Trustee shall distribute from the Collection Account the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid ranking prior thereto ("Prior Ranking Amounts") have been paid in full:

            (i) First, on each Payment Date or Special Distribution Date, to the payment of all Expenses due and payable on such Payment Date;

            (ii) Second, on each Payment Date or Special Distribution Date, to the Holders of the Class A Notes, the Interest Amount on the Class A Notes;

            (iii) Third, to the Holders of the Class A Notes, to the payment of principal on the Notes in the following amounts:

                  (A) on each Payment Date during the Interest Only Period for which the Trustee has received a copy of the written notice described in Section 3.05(d)(ii)(A) to the effect that a Material Adverse Development has occurred and is continuing, the Excess IO Period Payment Amount for such Payment Date;

                  (B) on any Payment Date or Special Distribution Date during the Interest Only Period for which the Trustee has received a copy of the written notice described in Section 3.05(d)(ii)(B) to the effect that the Available Collections Amount includes a lump sum prepayment of the Minimum Revenue Obligations and the amount thereof, the portion of such lump sum prepayment in excess of the Expenses and the Interest Amount for the Class A Notes on such Payment Date or Special Distribution Date;

                  (C) on any Payment Date or Special Distribution Date after the Interest Only Period for which the Trustee has received a copy of the written notice described in Section 3.05(d)(ii)(C) to the effect that the Available Collections Amount includes a lump sum prepayment of the Minimum Revenue Obligations and the amount thereof, the amount of such lump sum prepayment reduced by the excess of the Available Collections Amount (calculated without regard to such lump sum prepayment) over the principal payment to be made pursuant to clause (D) or (E) below, as applicable;

                  (D) on any Payment Date after the Interest Only Period, the principal payment required to be paid on the Class A Notes on such Payment Date that would reduce the Outstanding Principal Balance of the Class A Notes to the balance specified for such Payment Date in the Class A Principal Payment Schedule;

                  (E) on any Special Distribution Date after the Interest Only Period, the principal payment required to be paid on the Class A Notes on such Special Distribution Date that would reduce the Outstanding Principal Balance of the Class A Notes to the balance specified for the immediately preceding Payment Date in the Class A Principal Payment Schedule; and

                  (F) on any Payment Date or Special Distribution Date after the delivery of an Acceleration Notice (unless and until such Acceleration Notice has been annulled as provided in Section 4.02(a)) or the occurrence of an Acceleration Default, to principal payments on the Class A Notes until they are paid in full;.

            (iv) Fourth, (A) on each Payment Date on which the Distribution Conditions for such Payment Date have not been satisfied, (1) during the Interest Only Period, the remaining amount of the Available Collections Amount for such Payment Date shall be transferred to the IO Period Account and (2) after the Interest Only Period, the remaining amount of the Available Collections Amount for such Payment Date shall be re-deposited in the Collection Account and (B) on each Special Distribution Date, the remaining amount of the Available Collections Amount for such Special Distribution Date shall be re-deposited in the Collection Account;

            (v) Fifth, on each Payment Date after the Class A Notes have been paid in full, to the Holders of the Class B Notes, if any, the Interest Amount on the Class B Notes ;

            (vi) Sixth, on each Payment Date after the Class A Notes have been paid in full, to the Holders of the Class B Notes, if any, payment of the principal amount on the Class B Notes in accordance with their terms until the Class B Notes have been paid in full; and

            (vii) Seventh, to the Issuer, (A) on each Payment Date during the Interest Only Period, the Excess IO Payment Amount for such Payment Date, if the Distribution Conditions for such Payment Date have been satisfied and the Trustee has not received a copy of the written notice described in
      Section 3.05(d)(ii)(A) to the effect a Material Adverse Development has occurred and is continuing, and (B) on each Payment Date after the Interest Only Period, the Net Available Revenues, if the Distribution Conditions for such Payment Date have been satisfied, to the extent the Issuer has not directed the Trustee to re-deposit all or a portion of such Net Available Revenues in the Collection Account.

          (b) Redemption. On any Payment Date on which any class of Notes is to be the subject of a Redemption, in whole or in part, the Trustee shall distribute the amounts in the applicable Redemption Account as provided herein and in the applicable Board Resolutions, including the following:

            (i) pay to such Persons as shall be specified by the Issuer such Transaction Expenses as shall be due and payable in connection with the issuance and sale of the applicable Refinancing Notes or Class B Notes;

            (ii) remit to the Holders of such class of Notes, in accordance with the Board Resolutions authorizing the Redemption, an amount equal to Redemption Price plus Premium, if any; and

            (iii) make such other distributions and payments as shall be authorized and directed by the Board Resolutions and indenture supplements executed in connection with such Redemption.

      Section 3.08 Redemptions. (a) Optional Redemption. Subject to the provisions of Section 3.09 hereof, on any Payment Date the Issuer may elect to redeem any class of Notes (i) in whole but not in part out of the proceeds of Refinancing Notes, in the case of a Refinancing of such class of Notes, or (ii) in whole or in part with the proceeds of any Class B Notes or other funds that may become available to the Issuer (including the portion of the Capital Account Balance on any Payment Date allocable to deposits of Excess IO Period Payment Amounts and Net Available Revenues described in Section 3.01(f) but excluding the portion allocable to capital contributions from ACT II), in each case, at the Redemption Price plus the Redemption Premium, if any, plus accrued and unpaid interest through the Redemption Date (any such redemption, an "Optional Redemption"). The Issuer shall give notice of any such Optional Redemption to the Trustee not later than seven (7) Business Days prior to the date on which notice is to be given in accordance with Section 3.09(a). Such notice to the Trustee shall include a copy of the Board Resolution authorizing such Optional Redemption and shall set forth the relevant information regarding such Optional Redemption, including the information to be included in the notice given pursuant to Section 3.09(a).

            (b) IO Account Redemption. If there is a balance in the IO Period Account on any Payment Date after the Interest Only Period, the Issuer shall have the right to redeem a portion of the Outstanding Principal Balance of the Class A Notes equal to the IO Period Account Balance on such Payment Date, at the Redemption Price plus accrued and unpaid interest through the Redemption Date (any such redemption, an "IO Account Redemption"). The Issuer shall give notice of any such IO Account Redemption to the Trustee not later than seven
  (7) Business Days prior to the date on which notice is to be given in accordance with Section 3.09(a). Such notice to the Trustee shall include a copy of the Board Resolution authorizing such IO Account Redemption and shall set forth the relevant information regarding such IO Account Redemption, including the information to be included in the notice given pursuant to
  Section 3.09(a).

            (c) Termination Redemption. If a termination of both of the License Agreements and the Manufacturing and Supply Agreement occurs, in each case without the approval of ACT II, the Issuer shall have the right to redeem the Class A Notes, in whole but not in part, with the proceeds of any Class B Notes or other funds that may become available to the Issuer (including the amounts on deposit in all of the Accounts) on the last Business Day during the six-month period beginning on the Termination Date, at the Redemption Price plus accrued and unpaid interest through the Redemption Date (any such redemption, a "Termination Redemption").

            (d) Other Redemptions. A supplemental indenture providing for the issuance of any Refinancing Notes or Class B Notes may authorize one or more redemptions, in whole or in part, of such Notes, on such terms and conditions as shall be specified in such supplemental indenture.

      Section 3.09 Procedure for Redemptions. (a) Method of Redemption. The Trustee (or the Servicer acting as its agent) shall give written notice in respect of any Redemption of any class of Notes under Section 3.08 hereof to each Holder of such Notes at least thirty (30) days but not more than sixty (60) days before such Redemption Date (and within four months after the Termination Date, in the case of a Termination Redemption). The Trustee shall not be permitted to deliver any notice under this Section 3.09(a) unless and until it shall have received evidence reasonably satisfactory to it that amounts sufficient to pay (A) the Redemption Price for such class of Notes plus the Redemption Premium, if any, (B) all accrued and unpaid interest, including Additional Interest, in respect of each class of Notes ranking pari passu therewith or prior thereto and (C) the Transaction Expenses relating to such Redemption are deposited, or will be deposited on or before the Redemption Date, in the Redemption Account established in respect of such Redemption. Each notice in respect of a Redemption given pursuant to this Section 3.09(a) shall state
(i) the applicable Redemption Date, (ii) the Trustee's arrangements for making payments in respect of such Redemption, (iii) the Redemption Price of the Notes to be redeemed and the Redemption Premium, if any, (iv) in the case of a Redemption of the Notes of any class in part, the portion of the Outstanding Principal Balance of the Notes that will be redeemed; (v) that Notes to be redeemed in a Redemption in whole must be surrendered (which action may be taken by any Holder of the Notes or its authorized agent) to the Trustee to collect the Redemption Price on such Notes, and (vi) that, unless the Issuer defaults in the payment of the Redemption Price, interest on Notes called for

Redemption in whole shall cease to accrue on and after the Redemption Date. If mailed in the manner herein provided, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice shall not affect the validity of the notice.

            (b) Deposit of Redemption Amount. On or before any Redemption Date in respect of a Redemption under Section 3.08, the Issuer shall, to the extent an amount equal to the Redemption Price of the Notes to be redeemed and any Transaction Expenses as of the Redemption Date is not then held by the Issuer or on deposit in the Redemption Account, deposit or cause to be deposited in the Redemption Account an amount in immediately available funds equal to such amount.

            (c) Notes Payable on Redemption Date. After notice has been given under Section 3.09(a) hereof as to the Redemption Date in respect of any Redemption, the Outstanding Principal Balance of the Notes to be redeemed on such Redemption Date shall become due and payable at the Corporate Trust Office of the Trustee, and from and after such Redemption Date (unless there shall be a default by the Issuer in the payment of the Redemption Price) such principal amount shall cease to bear interest. Upon surrender of any Note for redemption in accordance with such notice, the Redemption Price of such Note shall be paid as provided for in Section 3.07(b). If any Note to be redeemed shall not be so paid upon surrender thereof for redemption, the Outstanding Principal Balance thereof shall continue to bear interest from the Redemption Date until paid at the interest rate applicable to such Note.

                                   ARTICLE IV

                              DEFAULT AND REMEDIES

      Section 4.01 Events of Default. Each of the following events shall constitute an "Event of Default" hereunder with respect to any class of Notes, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been waived or remedied, as applicable:

            (a)(i) in the case of the Class A Notes, failure to pay the interest on the Class A Notes due on any Payment Date other than the Final Maturity Date in full on such Payment Date or by the next succeeding Payment Date, together with Additional Interest on any interest not paid on the Payment Date on which it was originally due, (ii) failure to pay in full on the Final Maturity Date all accrued and unpaid interest due on the Class A Notes, and
  (iii) in the case of any class of Notes other than the Class A Notes, failure to pay the interest on any Notes of such class on any Payment Date;

            (b) failure (i) to pay when due principal and Premium, if any, on any Notes of such class on or prior to the applicable Final Maturity Date,
  (ii) to pay the Redemption Price and the Redemption Premium, if any, when due on any Redemption Date or Refinancing Date for such class and (iii) in the case of the Class A Notes, to make a principal payment on each Payment Date after the Termination Date in an amount sufficient to reduce the Outstanding Principal Balance of the Class A Notes to the balance specified for such Payment Date in the Class A Principal Payment Schedule;

            (c) failure to pay any other amount due and payable under the Indenture (other than principal, premium and interest on the Notes) within ten Business Days after written notice to the Issuer is given of such non-payment by the Trustee;

            (d) failure by the Issuer to comply with the restrictions on distributions set forth in Section 5.02(b) hereof;

            (e) failure by the Issuer to comply with any of the covenants, obligations, conditions or provisions binding on it under the Indenture or the Notes (other than a payment default for which provision is made in clause (a) or (b) above), if such failure materially adversely affects the Holders of the Notes and continues for a period of 60 days or more after written notice thereof has been given to the Issuer by the Trustee or by Holders of at least a majority of the aggregate outstanding principal balance of the Notes;

            (f) except to the extent expressly permitted under this Indenture and the Related Documents, any transfer or encumbrance by ACT II of its interests in the Issuer, the License Agreements, the Manufacturing and Supply Agreement or the Licensed Technology for Products in the Field without the valid consent of the Issuer, including (to the extent required under the Indenture) the consent of the Trustee to such Issuer consent;

            (g) except to the extent expressly permitted under this Indenture and the Related Documents, any amendment or other modification of the License Agreements or the Manufacturing and Supply Agreement that would, materially and adversely affect the ability of the Issuer to perform its obligations without the valid consent of the Issuer, including (to the extent required under the Indenture) the consent of the Trustee to such Issuer consent;

            (h) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, custodian, trustee or similar official of the Issuer, or (iii) the winding-up or liquidation of the affairs of the Issuer and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

            (i) the Issuer (i) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for all or substantially all of the property and assets of the Issuer; or (iii) effects any general assignment for the benefit of creditors;

            (j) any judgment or order for the payment of money in excess of $1,000,000, shall be rendered against the Issuer and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or
  (ii) there is any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k) the constitutional documents creating the Issuer cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

      Section 4.02 Acceleration, Rescission and Annulment. (a) If an Event of Default with respect to the Notes (other than an Event of Default under clause
(h) or (i) of Section 4.01) occurs and is continuing, the Trustee may, and, upon the direction of Holders (not affiliated with the Issuer) of a majority of the aggregate Outstanding Principal Balance of the Senior Class of Notes, shall, give an Acceleration Notice to the Issuer declaring the Outstanding Principal Balance of such Notes and all accrued and unpaid interest thereon to be due and payable. Upon delivery of an Acceleration Notice, such Outstanding Principal Balance and all accrued and unpaid interest thereon shall be due and payable.

At any time after the Trustee has declared the Outstanding Principal Balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Article IV, the Trustee, upon the direction of Holders (not affiliated with the Issuer) of a majority of the aggregate Outstanding Principal Balance of the Senior Class of Notes, shall, subject to Section 4.05(a), by written notice to the Issuer and the Trustee, rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of, and Premium, if any, on the Notes that would have become due otherwise than by such declaration of acceleration,
(ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than nonpayment of interest on and principal of the Notes that have become due solely because of such acceleration have been cured or waived. If an Event of Default under clause (h) or (i) of
Section 4.01 occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

            (b) Notwithstanding Section 4.02, Section 4.03 and Section 4.12 hereof, after the occurrence and during the continuation of an Event of Default, no Holders of any class of Notes other than the Senior Class of Notes shall be permitted to give or direct the giving of an Acceleration Notice, or to exercise any remedy in respect of such Event of Default, and no Person other than the Controlling Party, at the direction of a majority of the aggregate Outstanding Principal Balance of the Senior Class of Notes, may give an Acceleration Notice or exercise any such remedy.

            (c) Within 30 days after the occurrence of an Event of Default in respect of any class of Notes, the Trustee shall give to the Noteholders of such class of Notes notice, transmitted by mail, of all uncured or unwaived Defaults known to it on such date; provided that the Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest, principal or Premium, if any) if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.

      Section 4.03 Other Remedies. Upon the delivery of an Acceleration Notice in accordance with Section 4.02 hereof or if any Acceleration Default shall have occurred and be continuing, the Senior Trustee may at all times, but only at the direction of Holders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, Premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Pledge Agreement, including any of the following, to the fullest extent permitted by law, subject to the receipt of such direction:

            (a) The Senior Trustee may obtain the appointment of a Receiver of the Indenture Estate as provided in Section 12.08 hereof and to the extent permitted by law the Issuer consents to and waives any right to notice of such appointment.

            (b) The Senior Trustee may, without notice to the Issuer and at such time as the Senior Trustee in its sole discretion may determine, exercise any or all of the Issuer's rights in, to and under or in any way connected with or related to, any or all of the Indenture Estate, including, (A) demanding and enforcing payment and performance of, and exercising any or all of the Issuer's rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Indenture Estate (including the Royalty Rights), in each case by legal proceedings or otherwise, (B) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, the Royalty Rights and under the Related Documents, and (C) preparing, filing and signing the name of the Issuer on (1) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Indenture

  Estate (including the Royalty Rights) and (2) any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Indenture Estate (including the Royalty Rights).

            (c) The Senior Trustee may, without notice except as specified below, sell or cause the sale of all or any part of the Indenture Estate in one or more parcels at public or private sale, at any of the Senior Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Senior Trustee may deem commercially reasonable, provided that, so long as the License Agreements and the Manufacturing and Supply Agreement have not been terminated, the Senior Trustee shall make any such sale only to a Person that is a Permitted Holder. The Issuer agrees that, to the extent notice of sale shall be required by law, at least ten (10) business days' written notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Senior Trustee shall not be obligated to make any sale of all or any part of the Indenture Estate regardless of notice of sale having been given. The Senior Trustee may, with prior written notice to the Issuer, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, with prior written notice to the Issuer but without further notice, be made at the time and place to which it was so adjourned.

            (d) The Senior Trustee may, instead of exercising the power of sale conferred upon it by Section 4.03(c) and Applicable Law, proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell all or any portion of the Indenture Estate under a judgment or a decree of a court or courts of competent jurisdiction, provided that, so long as the License Agreements and the Manufacturing and Supply Agreement have not been terminated, the Senior Trustee shall make any such sale only to a Person that is a Permitted Holder.

            (e) The Senior Trustee may require the Issuer to, and the Issuer hereby agrees that it shall at its expense and upon written request of the Senior Trustee forthwith assemble all or part of the Indenture Estate as directed by the Senior Trustee and make it available to the Senior Trustee at a place to be designated by the Senior Trustee that is reasonably convenient to both parties.

            (f) In addition to the rights and remedies provided for in this Indenture, the Senior Trustee may exercise in respect of the Indenture Estate all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected property included in the Indenture Estate) and under all other Applicable Law, provided that, so long as the License Agreements and the Manufacturing and Supply Agreement have not been terminated, the Senior Trustee shall make any such sale only to a Person that is a Permitted Holder.

            (g) The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

      Section 4.04 Limitation on Suits. Without limiting the provisions of
Section 4.09 and the final sentence of Section 12.04, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Pledge Agreement or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (a) such Holder is a holder of the Senior Class of Notes and has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holders (not affiliated with the Issuer) of a majority of the aggregate Outstanding Principal Balance of the Senior Class of Notes make a written request to the Trustee to pursue a remedy hereunder;

            (c) such Holder or Holders offer to the Trustee an indemnity reasonably satisfactory to the Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

            (d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

            (e) during such 60-day period, Holders of a majority of the Outstanding Principal Balance of the Senior Class of Notes do not give the Trustee a direction inconsistent with such request.

      No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.

      Section 4.05 Waiver of Existing Defaults. (a) The Trustee or the Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class of Notes by notice to the Trustee may waive any existing Default (or Event of Default) hereunder and its consequences, except a Default (or Event of Default):
(i) in the payment of the interest on, principal of, and Premium, if any, on any Note or (ii) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Holder of each Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default (or Event of Default) or impair any right consequent thereon.

            (b) Any written waiver of a Default or an Event of Default given by Holders of the Notes to the Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

      Section 4.06 Restoration of Rights and Remedies. If the Trustee or any Noteholder of the Senior Class of Notes has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

      Section 4.07 Remedies Cumulative. Each and every right, power and remedy herein given to the Trustee specifically or otherwise in this Indenture shall be cumulative and shall, to the extent permitted by law be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence.

      Section 4.08 Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

      Section 4.09 Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, principal of, or Premium, if any, on its Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

      Section 4.10 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Noteholder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

      Section 4.11 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section
4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or Premium, if any, on his Note on or after the respective due dates expressed in such Note, or a suit by a Noteholder or Noteholders of more than 10% of the Outstanding Principal Balance of the Notes.

      Section 4.12 Control by Noteholders. Subject to Section 4.02 and Section
4.04 hereof and to the rights of the Trustee hereunder, Noteholders of any class of Notes with at least a majority of the Outstanding Principal Balance of such class of Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture; provided that:

            (1) such direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Trustee in personal liability or expense;

            (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Noteholders of such class not taking part in such direction; and

            (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      Section 4.13 Controlling Party. The "Controlling Party" with respect to this Indenture shall be the Senior Trustee, which shall be (A) so long as any Class A Notes are outstanding, the Trustee acting at the direction of the Noteholders of the Class A Notes evidencing a majority of the Outstanding Principal Balance of the Class A Notes, and (B) after the Class A Notes have been repaid in full, and so long as any Class B Notes are Outstanding, the Trustee acting at the direction of the Noteholders of the Class B Notes evidencing a majority of the Outstanding Principal Balance of the Class B Notes. For purposes of giving effect to the foregoing, the Trustee irrevocably agrees (and the Noteholders (other than the Noteholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of the Notes) that the Controlling Party, as determined in accordance with this Section 4.13, shall have all of the rights granted to it under this Indenture, including the right to direct the Trustee to take certain action as provided for in this Indenture, and the Trustee hereby agrees to act in accordance with each such authorized direction of the Controlling Party.

      Section 4.14 Application of Proceeds. All cash proceeds received by the Senior Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Indenture Estate shall be deposited in the Collection Account and distributed as provided in Article III. Any surplus of such cash proceeds held by the Senior Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Issuer (or as directed in writing by the Issuer) as provided in Section 3.07 hereof. Any amount received for any sale or sales conducted in accordance with the terms of
Section 4.03 shall to the extent permitted by Applicable Law be deemed conclusive and binding on the Issuer and the Noteholders.

      Section 4.15 Waivers of Rights Inhibiting Enforcement. The Issuer waives
(a) any claim that, as to any part of the Indenture Estate, a public sale, should the Senior Trustee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such part of the Indenture Estate,
(b) the right to assert in any action or proceeding between it and the Senior Trustee offsets or counterclaims that it may have, (c) except as otherwise provided in any of the Related Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE INDENTURE ESTATE INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE ISSUER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE U.S. OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE TRUSTEE'S RIGHTS HEREUNDER, (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (e) except as otherwise provided in any of the Related Documents, all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under this Indenture or the absolute sale of the Indenture Estate, now or hereafter in force under any Applicable Law, and the Issuer, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waive the benefit of all such laws and rights.

                                   ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 5.01 Representations and Warranties. The Issuer represents and warrants to the Trustee as of the Closing Date as follows:

            (a) Due Organization. The Issuer is a limited liability company formed under the laws of Delaware, with all requisite limited liability company authority to conduct its business; and the Issuer is not in liquidation or bankruptcy and has not taken any of the actions described in Section 4.01(f).

            (b) Special Purpose Status. The Issuer has not engaged in any activities since its organization other than those incidental to its organization and permitted by its organizational documents, the execution of the Related Documents to which it is a party and the activities referred to, in or contemplated by such agreements, and the Issuer has not paid any dividends or made any similar distributions since its organization.

            (c) Non-Contravention. The issuance of the Notes and the execution and delivery of, and the compliance by the Issuer with the terms of the Notes and each of the other Related Documents to which it is a party:

                  (i) do not at the Closing Date conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the organizational documents of the Issuer or with any existing law, rule or regulation applying to or affecting the Issuer or any judgment, order or decree of any government, governmental body or court having jurisdiction over the Issuer; and

                  (ii) do not at the Closing Date violate, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer is a party or by which it or any part of its assets, property or revenues are bound.

            (d) Due Authorization. The execution and delivery of the Notes by the Issuer and of the Related Documents executed by the Issuer, and the performance by the Issuer of its obligations thereunder, have been duly authorized, executed and delivered by it.

            (e) Validity and Enforceability. This Indenture constitutes, and the Related Documents to which it is a party, when executed and delivered and, in the case of the Notes, when issued, executed, delivered for value and authenticated, will constitute valid, legally binding and (subject to general equitable principles, and laws relating to insolvency, liquidation, reorganization and other laws of general application relating to creditors' rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer.

            (f) No Defaults. On the Closing Date, there exists no event or condition which constitutes, or would constitute, a Default or an Event of Default.

            (g) No Encumbrances. On the Closing Date, subject to the Security Interests created in favor of the Trustee and except for Permitted Encumbrances, there exists no Encumbrance over the assets of the Issuer.

            (h) No Consents. All consents, approvals, authorizations or other orders of all regulatory authorities required (excluding any required to be obtained by the other parties to the Related Documents) for or in connection with the execution, delivery and performance of the Related Documents by the Issuer and the issuance and performance of the Notes and the offering of the Notes by the Issuer have been obtained and are in full force and effect and are not contingent upon fulfillment of any condition.

            (i) No Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Issuer, threatened against, the Issuer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture (including the Exhibits and Schedules attached hereto) and the Related Documents to which the Issuer is a party.

            (j) Subsidiaries. The Issuer has no subsidiaries.

            (k) Ownership. The Issuer is the beneficial owner of the Royalty Rights, free and clear of any Encumbrances other than Permitted Encumbrances.

            (l) No Filings. Under the laws of Delaware and New York (including U.S. federal law) in force at the date hereof, it is not necessary or desirable that this Indenture or any Related Document (other than evidences and perfection of the Security Interests) be filed, recorded or enrolled by the Issuer with any court or other governmental authority in any such jurisdictions or that any stamp, registration or similar tax be paid by the Issuer on or in relation to this Indenture or any of the other Related Documents (other than (i) the filing of the Indenture and any of the Related Documents with the Securities and Exchange Commission by ACT II or its parent in order to comply with its obligations under federal securities laws, (ii) filings of Uniform Commercial Code financing statements and the various consents and agreements pursuant hereto and (iii) such other filings as shall have been made prior to the date hereof and such filings required to be made after the date hereof under applicable federal and state securities laws, such as Form D and applicable state blue sky filings).

            (m) Other Representations. The representations and warranties made by the Issuer in each of the other Related Documents to which it is a party are true and accurate as of the date made.

      Section 5.02 Covenants. The Issuer covenants with the Trustee that, so long as any Notes are Outstanding, it will perform or comply with each of the following covenants and not engage in any activity prohibited by this Indenture without the prior written consent of the Trustee (given at the direction of the Holders of the Notes representing a majority of the Outstanding Principal Balance of the Notes) authorizing the Issuer not to perform any such covenants or to engage in any such activity prohibited by this Indenture, in each case on such terms and conditions, if any, as shall be specified in such prior written consent:

            (a) No Release of Obligations. Except as expressly permitted by this Indenture, the Issuer shall not take any action, whether orally or in writing, which would amend, waive, modify, supplement, restate, cancel or terminate or discharge or prejudice the validity or effectiveness of this Indenture, the Pledge Agreement, the Purchase and Sale Agreement, the Contingent License or the Servicing Agreement or permit any party to any such document to be released from such obligations.

            (b) Restrictions on Dividends. The Issuer shall not, directly or indirectly (i) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to ACT II or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership of or equity interest or security in the Issuer, except that the Issuer may distribute to ACT II all or any portion of any Excess IO Period Payment Amount or Net Available Revenues distributed to the Issuer pursuant to
Section 3.07(a)(vii); (ii) purchase, redeem, retire or otherwise acquire for value any shares of Stock of the Issuer; (iii) make any payment of principal, interest or Premium, if any, on the Notes or make any voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer other than in accordance with the Notes and this Indenture; or (iv) make any investments (other than Eligible Investments and investments permitted under Section 5.02(f) hereof). The term "investment" for purposes of the above restriction shall mean any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

            (c) Encumbrances. The Issuer shall not (and shall not consent to ACT II taking any action that would) create, incur, assume or suffer to exist any Encumbrance over or with respect to any of the Issuer's assets, other than (i) any Permitted Encumbrance, or (ii) any security interest created or required to be created hereunder, including in connection with the issuance of any Refinancing Notes and Class B Notes.

            (d) Limitation on Indebtedness. The Issuer shall not incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to "incur"), Indebtedness, (other than the Notes) provided, however, that the Issuer may incur Indebtedness in respect of the Class A Notes issued on the Closing Date and of any Class B Notes and Refinancing Notes issued in accordance with this Indenture; provided further, however, that this limitation shall not apply to (i) the obligation of the Issuer to reimburse the Servicer for any amounts advanced on behalf of the Issuer and (ii) the subordinated obligation of the Issuer to pay royalties and manufacturing fees to ACT II under the Contingent License.

            (e) Limitation on Consolidation, Merger and Transfer of Assets. Except as expressly permitted by this Indenture, the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of the Royalty Rights or all or any material portion of its other property and assets to, any other Person, or permit any other Person to merge with or into the Issuer.

            (f) Limitation on the Issuance, Delivery and Sale of Capital Stock. The Issuer shall not, directly or indirectly, issue, deliver or sell, or consent to issue, deliver or sell any actual, contingent, future or executory membership interests, limited liability company interests, beneficial interests or other equity or ownership interests (however designated, whether voting or non-voting), except for the pledge by ACT II to the Trustee for the benefit of the Noteholders of its Stock in the Issuer pursuant to the Pledge Agreement and except for any additional Stock issued to ACT II, provided that such Stock is pledged to the Trustee pursuant to the Pledge Agreement and provided further that such capital contributions are deposited by the Issuer in the Capital Account and that the Issuer may use the consideration received for any such additional equity ownership interests to make payments of interest and principal on the Notes to the extent provided in Sections 3.06(c) and 3.08(c).

            (g) Limitation on Engaging in Business Activities. Except as otherwise provided in the LLC Operating Agreement, the Issuer shall not engage in any business or activity other than purchasing, holding and pledging the Royalty Rights, collecting the Royalty Payments, issuing the Notes, and the other activities described or referred to in this Indenture and the Related Documents.

            (h) Limitation on Transactions with Affiliates. The Issuer shall not, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer, except upon fair and reasonable terms no less favorable to the Issuer than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such an Affiliate. The parties hereto expressly agree that each Related Document satisfies the provisions of this Paragraph (h).

            (i) Bankruptcy and Insolvency; Corporate Governance. The Issuer shall promptly provide the Trustee with written notice of the institution of any proceeding by or against the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property. The Issuer shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its organizational documents in a manner that would adversely affect the rights, privileges or preferences of any Holder of the Notes, as determined by the Trustee. The Issuer shall not, without an

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affirmative written Board Resolution of all of the Managers of the Issuer,
including the Independent Manager, take any action to waive, repeal, amend, vary, supplement or otherwise modify any provision of the LLC Operating Agreement that requires unanimous written consent of the Managers, or limits the actions of ACT II, with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.

            (j) Payment of Principal, Premium, if any, and Interest. The Issuer shall duly and punctually pay the principal, Premium, if any, and interest on the Notes in accordance with the terms of this Indenture and the Notes; provided, that the Issuer shall be in compliance with this covenant if it pays in full by the next succeeding Payment Date any interest on the Class A Notes that became due and was not paid on any Payment Date (including Additional Interest thereon).

            (k) Limitation on Employees. The Issuer shall not employ any employees other than as required by any provisions of local law or as contemplated by the LLC Operating Agreement; provided that the members, Managers and Service Providers shall not be deemed to be employees for purposes of this
Section 5.02(k).

      Section 5.03 Reports by the Issuer. (a) The Issuer shall furnish to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal accounting officer or principal financial officer of the Servicer, as applicable, as to his or her knowledge of the Issuer's compliance with all of its obligations under this Indenture (it being understood that for purposes of this Section 5.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture but shall reflect any interest paid on the Class A Notes by the next succeeding Payment Date as contemplated by the proviso to
Section 5.02(j)).

     (b) The Issuer shall deliver notice to the Trustee of the occurrence of (i) any Default or Event of Default under this Indenture and (ii) any of the events described in Section 6.4(d) of the Purchase and Sale Agreement promptly and in any event within five (5) Business Days of a Manager of the Issuer becoming aware of such Default, Event of Default, event or situation.

     (b) The Issuer shall deliver to the Trustee copies of all materials that the Issuer receives from ACT II pursuant to Section 6.4(a), (b) and (c) of the Purchase and Sale Agreement promptly and in any event within five (5) Business Days of the receipt of such materials.

                                   ARTICLE VI

                                   THE TRUSTEE

      Section 6.01 Acceptance of Trusts and Duties. Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the Trust Indenture Act and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Related Documents. Any amounts received by or due to the Trustee under this Indenture, including, without limitation, the fees and out-of-pocket expenses of the Trustee shall be Expenses of the Issuer.

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      Section 6.02 Absence of Duties. The Trustee, upon written request, shall furnish to any Noteholder, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under this Indenture.

      Section 6.03 Representations or Warranties. The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) this Indenture is the legal, valid and binding obligation of U.S. Bank, enforceable against U.S. Bank in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

      Section 6.04 Reliance; Agents; Advice of Counsel. The Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a copy of a resolution of, in the case of the Issuer, a Manager and, in the case of any other party to any Related Document, the governing body of such Person, certified in an accompanying Officer's Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. To the extent not otherwise specifically provided herein, the Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Issuer with respect thereto. To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Servicer upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Servicer to perform its duties under Article II and Article III hereof.

      The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 4.12 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

      The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

      The Trustee may consult with counsel as to any matter relating to this Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the

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request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

      The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Servicer under this Indenture or any of the Related Documents.

      The Trustee shall not be liable for any Losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Eligible Investments or for any investment losses resulting from Eligible Investments.

      When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(h) or Section 4.01(i) hereof, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors' rights generally.

      The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or the Trustee receives written notice of such event from the Issuer, the Servicer or Noteholders owning Notes aggregating not less than 10% of the Outstanding Principal Balance of the Notes.

      The Trustee shall have no duty to monitor the performance of the Issuer, the Servicer or any other party to the Related Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties.

      Section 6.05 Not Acting in Individual Capacity. The Trustee acts hereunder solely as trustee unless otherwise expressly provided; and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as herein provided, only to the property of the Issuer for payment or satisfaction thereof.

      Section 6.06 Compensation of Trustee. The Trustee agrees that it shall have no right against the Noteholders or, except as provided in Section 3.07(a) hereof, the property of the Issuer, for any fee as compensation for its services hereunder. The Issuer shall pay to the Trustee from time to time such compensation as is agreed between the two parties. The compensation shall be paid to the Trustee as provided in Section 3.05(a) and Section 3.07(a).

      Section 6.07 Notice of Defaults. As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to the Issuer and the Noteholders of the related class in accordance with Section 313(c) of the Trust Indenture Act, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of the interest, principal, or Premium, if any, on any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good

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faith determines that the withholding of such notice is in the interests of the
Noteholders of the related class.

      Section 6.08 May Hold Notes. The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of the Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

      Section 6.09 Corporate Trustee Required; Eligibility. There shall at all times be an Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of any federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this
Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

      In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in
Section 7.01 hereof.

      Section 6.10 Reports by the Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of any class of Notes, the Trustee shall, if required by Section 313(a) of the Trust Indenture Act, transmit to the Noteholders of each class, as provided in Section 313(c) of the Trust Indenture Act, a brief report describing, among other things, any changes in eligibility and qualifications of the Trustee and any issuance of Class B Notes.

      Section 6.11 Calculation Agent. The Trustee shall act as the Calculation Agent hereunder. Subject to the approval of the Issuer and Noteholders holding a majority of the Outstanding Principal Balance of the Notes, another Person may become the Calculation Agent on such terms as shall be approved by them.

      Section 6.12 Pledge Agreement. The Trustee shall enter into the Pledge Agreement with ACT II on the Closing Date and shall hold the collateral pledged thereunder as part of the Indenture Estate. The provisions of this Article VI shall apply to the Trustee's exercise of rights and remedies under the Pledge Agreement, mutatis mutandis, without prejudice to the Pledge Agreement.

                                  ARTICLE VII

                               SUCCESSOR TRUSTEES

      Section 7.01 Resignation and Removal of Trustee. The Trustee may resign as to all or any of the classes of Notes at any time without cause by giving at least 30 days' prior written notice to the Issuer, the Servicer and the Holders. Holders of a majority of the Outstanding Principal Balance of any class of Notes may at any time remove the Trustee as to such class without cause, with the prior written consent of the Issuer if no Event of Default shall have occurred and be continuing, by an instrument in writing delivered to the Issuer, the Servicer and the Trustee being removed. In addition, the Issuer may remove the Trustee as to any class of Notes if: (i) such Trustee fails to comply with
Section 310 of the Trust Indenture Act after written request therefor by the Issuer or the Noteholders of the related class who have been bona fide Noteholders for at least six months, (ii) such Trustee fails to comply with
Section 7.02(c) or any other provision hereof, (iii) such Trustee is adjudged a bankrupt or an insolvent, (iv) a receiver or

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public officer takes charge of such Trustee or its property or (v) such Trustee becomes incapable of acting. References to the Trustee in this Indenture include any successor Trustee as to all or any of the classes of Notes appointed in accordance with this Article VII. Any resignation or removal of the Trustee pursuant to this Section 7.01 shall not be effective until a successor Trustee shall have been duly appointed and vested as Trustee pursuant to Section 7.02.

      Section 7.02 Appointment of Successor. (a) In the case of the resignation or removal of the Trustee as to any class of Notes under Section 7.01 hereof, the Issuer shall promptly appoint a successor Trustee as to such class; provided that the Noteholders holding a majority of the Outstanding Principal Balance of such class of Notes may appoint, within one year after such resignation or removal, a successor Trustee (with the prior written consent of the Issuer if no event of Default shall have occurred and be continuing) as to such class which may be other than the successor Trustee, and such successor Trustee appointed by the Issuer shall be superseded by the successor Trustee so appointed by the Noteholders. If a successor Trustee as to any class of Notes shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee gives notice of resignation as to such class, the retiring Trustee, the Issuer, the Servicer or a majority of the Outstanding Principal Balance of such class of Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee as to such class. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

            (b) Any successor Trustee as to any class of Notes, however appointed, shall execute and deliver to the Issuer, the Servicer and the predecessor Trustee as to such class an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee as to such class herein; provided that, upon the written request of such successor Trustee, such predecessor Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held by such predecessor Trustee hereunder solely for the benefit of such class of Notes.

            (c) If a successor Trustee is appointed with respect to one or more (but not all) classes of the Notes, the Issuer, the predecessor Trustee and each successor Trustee with respect to each class of Notes shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the classes of Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee.

            (d) Each Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of an Trustee hereunder.

            (e) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which all or substantially all of the business of the Trustee (including the administration of the trust created by this Indenture) may

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be transferred, shall, subject to the terms of paragraph (c) of this Section
7.02, be the Trustee under this Indenture without further act.

                                  ARTICLE VIII

                                    INDEMNITY

      Section 8.01 Indemnity. The Issuer shall indemnify the Trustee (and its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense incurred by it without bad faith, gross negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense incurred without bad faith, gross negligence or willful misconduct on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer's Certificate furnished hereunder, or the failure to furnish any such Officer's Certificate required to be furnished hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld or delayed. The Issuer need not reimburse any expense or provide any indemnity against any loss, liability or expense incurred by the Trustee through bad faith, gross negligence or willful misconduct.

      Section 8.02 Noteholders' Indemnity. The Trustee shall be entitled, subject to such Trustee's duty during a Default to act with the required standard of care, to be indemnified by the Noteholders of any class of Notes before proceeding to exercise any right or power under this Indenture at the request or direction of such Holders.

      Section 8.03 Survival. The provisions of Section 8.01 and Section 8.02 hereof shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

                                   ARTICLE IX

                                  MODIFICATION

      Section 9.01 Modification with Consent of Holders. With the consent of Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class), the Issuer, when authorized by a Board Resolution, may amend or modify this Indenture or the Notes; provided that, without the consent of Holders of one hundred percent (100%) of the Outstanding Principal Balance of the class of Notes affected thereby, no such amendment may reduce the percentage of Holders of any such class of Notes required to take or approve any action hereunder; change the amount or the time of payment of any amount owing or payable with respect to any such class of Notes or change the rate or manner of calculation of interest payable with respect to any such class of Notes; alter or modify the provisions with respect to the Collateral for the Notes or the manner of payment or the order of priorities in which payments or distributions hereunder will be made as between the Holders of such Notes and the Issuer; or consent to any assignment of the Issuer's rights to a party other than the Trustee for the benefit of the Noteholders (each, a "Basic Terms Modification"); provided further, that the Holders of a majority of the Outstanding Principal Balance of the Senior Class of Notes,

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by written notice to the Trustee, may waive any Default or Event of Default pursuant to Section 4.05 hereof.

      It shall not be necessary for the consent of the Holders under this
Section 9.01 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such modification approved by the required Holders of any class of Notes will be binding on the Holders of the relevant class of Notes and each party to the Indenture.

      After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

      After an amendment under this Section 9.01 becomes effective, it shall bind every Holder, whether or not notation thereof is made on any Note held by such Holder.

      Section 9.02 Modification Without Consent of Holder. The Trustee may agree, without the consent of any Noteholder:

            (a) To evidence the succession of a successor as the Trustee, the removal of the Trustee or the appointment of any separate or additional trustee or trustees and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustees;

            (b) To correct, confirm or amplify the description of any property at any time subject to the lien of this Indenture or to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

            (c) To cure any ambiguity in, correct or supplement any defective or inconsistent provision of, or add to or modify any other provisions and agreements in, the Indenture or any other Related Document, in any manner that will not, in the judgment of the Trustee, materially adversely affect the interests of the Holders of the Notes;

            (d) To grant or confer upon the Trustee for the benefit of the Holders of the Notes any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with the Indenture;

            (e) To add to or modify the covenants or agreements to be observed by the Issuer, which are not contrary to the Indenture, to add Events of Default for the benefit of the Holders of the Notes;

            (f) To comply with the requirements of the SEC or any regulatory body or any applicable law, rules or regulations; or

            (g) To effect any indenture supplemental to the Indenture or any other amendment, modification, supplement, waiver or consent with respect to the Indenture or any other Related Document; provided, that such supplemental indenture, amendment, modification, supplement, waiver or consent will not adversely affect the interests of the Holders of the Notes in any material respect as confirmed in an Officer's Certificate of the Issuer.

      Section 9.03 Subordination and Priority of Payments. The subordination provisions contained in Section 3.07 and Article X hereof may not be amended or modified without the consent of each

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Noteholder of each class affected thereby. In no event shall the provisions set forth in Section 3.07 relating to the priority and payment of Expenses be amended or modified.

      Section 9.04 Execution of Amendments by Trustee. In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Section 9.05 Conformity with Trust Indenture Act. Every indenture supplemental hereto pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

                                    ARTICLE X

                                  SUBORDINATION

      Section 10.01 Subordination of the Notes. (a) Each of the Issuer and the Trustee (on behalf of the Holders of each class of Notes) covenants and agrees, and each Holder, by its acceptance of a Note, covenants and agrees, that the Notes of each class will be issued subject to the provisions of this Article X; and to the manner and priority in which the Available Collections Amount is to be applied, as set forth in this Section 3.07 hereof. In addition, each Holder of a Class B Note, by its acceptance of a Class B Note, agrees that all amounts payable on any Class B Note will, to the extent and in the manner set forth in this Article X and Section 3.07 hereof, be subordinated in right of payment to the payment in full of the Class A Notes. Any claim to payment so stated to be subordinated is referred to as a "Subordinated Claim"; each claim to payment to which another claim to payment is a Subordinated Claim is referred to as a "Senior Claim" with respect to such Subordinated Claim.

            (b) If prior to the payment in full of all Senior Claims then due and payable, the Trustee or any Holder of a Subordinated Claim shall have received any payment or distribution in respect of such Subordinated Claim in excess of the amount to which such Holder was then entitled under Section 3.07 hereof, then such payment or distribution shall be received and held in trust by such Person and paid over or delivered to the Trustee for application as provided in such Section 3.07.

            (c) If any Service Provider, the Trustee or Holder of any Senior Claim receives any payment in respect of any Senior Claim which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect, and shall be entitled to the benefits of this Article X, all as if such payment had not been received.

            (d) The Trustee (on its own behalf and on behalf of the Holders) and the Issuer each confirm that the payment priorities specified in Section 3.07 hereof shall apply in all circumstances.

            (e) Each Holder, by its acceptance of a Note, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) any actions tending towards liquidation of the property and assets of the Issuer or the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings.

            (f) If payment on the Notes is accelerated as a result of an Event of Default, the Issuer shall promptly notify the holders of the Senior Claims of such acceleration.

            (g) After all Senior Claims are paid in full and until the Subordinated Claims are paid in full, and to the extent that such Senior Claims shall have been paid with funds that would, but for the subordination pursuant to this Article X, have been paid to and retained by such holders of Subordinated Claims, the holders of Subordinated Claims shall be subrogated to the rights of holders of Senior Claims to receive payments applicable to Senior Claims. A payment made under this Article X to holders of Senior Claims which otherwise would have been made to the holders of Subordinated Claims is not, as between the Issuer and the holders of Subordinated Claims, a payment by the Issuer.

            (h) No right of any holder of any Senior Claim to enforce the subordination of any Subordinated Claim shall be impaired by an act or failure to act by the Issuer or the Trustee or by any failure by either the Issuer or the Trustee to comply with this Indenture.

            (i) Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such Holder's claim, to acquire and continue to hold such Senior Claim and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim. Each holder of a Subordinated Claim agrees to comply with the provisions of Section 4.12 hereof.

                                   ARTICLE XI

                             DISCHARGE OF INDENTURE

      Section 11.01 Discharge of Liability on the Notes. (a) When (i) the Issuer delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.08 hereof) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of an Optional Redemption pursuant to Section 3.09(a) hereof or any other Redemption pursuant to Section 3.09(b) hereof and the Issuer irrevocably deposits in the Redemption Account funds sufficient to pay at maturity or upon redemption all Outstanding Notes, including interest thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.01(b), cease to be of further effect and the security interest granted to the Trustee hereunder in the Collateral and the Indenture Estate shall terminate. The Trustee shall acknowledge satisfaction and discharge of this Indenture, and file all UCC termination statements and similar documents prepared by Issuer, on demand of the Issuer accompanied by an Officer's Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

            (b) Notwithstanding clause (a) above, the Issuer's obligations in
Section 8.01 and the Trustee's obligations in Section 12.13 shall survive the satisfaction and discharge of this Indenture.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.01 Right of Trustee to Perform. To the extent provided in
Article IV, if the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture or any of the other Related Documents or otherwise, the Trustee shall have power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations and to take any steps which the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer; provided that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee's other rights under this Indenture or any of the other Related Documents.

      Section 12.02 Waiver. Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law.

      Section 12.03 Severability. In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

      Section 12.04 Restrictions on Exercise of Certain Rights. To the extent provided in Article IV, the Trustee and, during the continuance of a payment event of Default with respect to the Senior Class of Notes, the Senior Trustee, in its capacity as trustee of such class and except as otherwise provided in
Section 4.04, may sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer. Each of the Noteholders shall at all times be deemed to have agreed by virtue of the acceptance of the Notes that, to the extent provided in Article IV, only the Trustee and, during the continuance of a payment event of Default with respect to the Senior Class of Notes, the Senior Trustee, in its capacity as trustee and except as provided in Section 4.04, may take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition, examination or any like proceedings under the laws of Delaware.

      Section 12.05 Notices. All notices, demands, certificates, requests, directions, instructions and communications hereunder ("Notices") shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, or (e) in the case of reports under Article III hereof and any other report which is of a routine nature, on the date transmitted by electronic mail or sent by first class mail or transmitted by legible telecopier transmission, in all cases addressed to the recipient as follows:

      if to the Issuer, to:

            RC Royalty Sub LLC
            88 Sidney Street
            Cambridge, Massachusetts 02139
            Attention: General Counsel
            Facsimile: (617) 621-7856

      with copies to:

            Goodwin Procter LLP
            Exchange Place
            53 State Street
            Boston, Massachusetts 02109
            Attention: Mitchell Bloom, Esq.
            Facsimile: (617) 523-1231

      if to the Servicer, to:

            Alkermes Controlled Therapeutics Inc. II
            88 Sidney Street
            Cambridge, Massachusetts 02139
            Attention: General Counsel
            Facsimile: (617) 621-7856

      if to the Trustee, the Registrar or the Paying Agent, to:

            U.S. Bank National Association
            One Federal Street, 3rd Floor
            Boston, Massachusetts 02110
            Attention: Corporate Trust Services (RC Royalty Sub LLC 2005 Indenture)
            Facsimile: (617) 603-6683

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

      Section 12.06 Assignments. This Indenture shall be a continuing obligation of the Issuer and shall (i) be binding upon the Issuer and its successors and assigns and (ii) inure to the benefit of and be enforceable by the Trustee, and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under the Indenture, or delegate any of its duties hereunder.

      Section 12.07 Reserved.

      Section 12.08 Governing Law. THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      Section 12.09 Jurisdiction; WAIVER OF JURY TRIAL. (a) Each of the parties hereto agrees that the U.S. federal and New York State courts located in The City of New York shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. To the fullest extent permitted by law, each of the parties hereto waives any objection which it might now or hereafter have to the U.S. federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in The City of New York in the manner provided for notices in Section 12.05.

            (b) The submission to the jurisdiction of the courts referred to in
Section 12.10(a) shall not (and shall not be construed so as to) limit the right of any party hereto to take proceedings against the other party hereto in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

            (c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE OR ANY MATTER ARISING HEREUNDER.

      Section 12.10 Counterparts. This Indenture may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

      Section 12.11 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

      Section 12.12 Trust Indenture Act. This Indenture shall not be qualified under the Trust Indenture Act and shall not be subject to the provisions of the Trust Indenture Act, although it shall incorporate such provisions for ease of reference.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                   RC ROYALTY SUB LLC,
                                      as Issuer

                                   By: /s/ James M. Frates
                                       -----------------------------------------
                                       Name: James M. Frates
                                       Title: Chief Financial Officer

                                   U.S. BANK NATIONAL ASSOCIATION, not in its
                                       individual capacity but solely as Trustee

                                   By: /s/ Alison D.B. Nadeau
                                       -----------------------------------------
                                       Name: Alison D.B. Nadeau
                                       Title: Vice President

                                                                      SCHEDULE 1

                       CLASS A PRINCIPAL PAYMENT SCHEDULE

                                                     Remaining
               Payment Date    Principal Payment   Notes Balance
              ---------------  -----------------  ---------------
              April 1, 2009     $14,166,666.67    $155,833,333.33
              July 1, 2009       14,166,666.67     141,666,666.66
              October 1, 2009    14,166,666.67     127,499,999.99
              January 1, 2010    14,166,666.67     113,333,333.32
              April 1, 2010      14,166,666.67      99,166,666.65
              July 1, 2010       14,166,666.67      84,999,999.98
              October 1, 2010    14,166,666.67      70,833,333.31
              January 1, 2011    14,166,666.67      56,666,666.64
              April 1, 2011      14,166,666.67      42,499,999.97
              July 1, 2011       14,166,666.67      28,333,333.30
              October 1, 2011    14,166,666.67      14,166,666.63
              January 1, 2012    14,166,666.63                ---

                                                                       EXHIBIT A

             FORM OF RISPERDAL CONSTA(R) PHARMA(SM) SECURED 7% NOTE

                                     CLASS A

                               DUE JANUARY 1, 2018

No. _____________                                        CUSIP:  _______________

$______________

      RC ROYALTY SUB LLC, a limited liability company organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on Schedule I on or before January 1, 2018 (the "Final Maturity Date") and to pay interest quarterly in arrears on the Outstanding Principal Balance hereof at a rate per annum equal to 7.0% (the "Stated Interest Rate") from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, which interest shall be due on each Payment Date and payable not later than the immediately succeeding Payment Date (together with Additional Interest on the amount of unpaid interest from the Payment Date on which it was due until the date on which it is paid, compounded quarterly on each Payment Date and Supplemental Interest on the principal amount of this Note to the extent set forth below). Interest on this Class A Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period.

      This Class A Note is a duly authorized issue of Notes of the Issuer, designated as its "Risperdal Consta(R) PhaRMA(SM) Secured 7% Notes, due January 1, 2018, Class A", issued under the Indenture dated as of February 1, 2005 (as amended or supplemented from time to time, the "Indenture"), between the Issuer and U.S. Bank National Association, as Trustee (the "Trustee"). The Indenture also provides for the issuance of Class B Notes. All capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee, the Class A Noteholders and the Class B Noteholders, if any. This Class A Note is subject to all terms of the Indenture.

      The Issuer will pay the Outstanding Principal Balance of this Class A Note on or prior to the Final Maturity Date on the Payment Dates and Special Distribution Dates and in the amounts specified in the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.07 of the Indenture.

      The Issuer may redeem all or part of the Outstanding Principal Balance of this Class A Note prior to the Final Maturity Date on the Payment Dates and Special Distribution Dates, in the amounts and under the circumstances specified in the Indenture.

      Any amount of Premium or interest on this Class A Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest ("Additional Interest") at a rate per annum equal to 9.75% (the "Stated Yield") from the date when due until such amount is paid or duly provided for, compounded quarterly and payable on the next succeeding Payment Date or Special Distribution Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.07 of the Indenture.

      Interest ("Supplemental Interest") shall be payable in arrears on each Payment Date or Special Distribution Date at a rate of 2.75% per annum, compounded quarterly (the "Supplemental Interest Rate") on the excess, if any, of the Outstanding Principal Balance of the Class A Notes over the balance specified in the Class A Principal Payment Schedule for the immediately preceding Payment Date on each day during the Interest Accrual Period ending on such Payment Date or Special Distribution Date.

      The indebtedness evidenced by the Class A Notes is, to the extent and in the manner provided in the Indenture, senior in right of payment to the right of payment of the Class B Notes, and this Class A Note is issued subject to such provisions. The maturity of this Class A Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

      This Class A Note is and will be secured by the collateral pledged as security therefor as provided in the Indenture.

      Subject to and in accordance with the terms of the Indenture, there will be distributed quarterly on each Payment Date commencing on April 1, 2005, and on each Special Distribution Date established by the Trustee pursuant to Section
3.04 of the Indenture, to the Person in whose name this Class A Note is registered at the close of business on the Record Date with respect to such Payment Date or Special Distribution Date, in the manner specified in Section
3.07 of the Indenture, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class A Notes held by such Person) of the aggregate amount distributable to all Holders of Class A Notes on such Payment Date or Special Distribution Date.

      All amounts payable in respect of this Class A Note shall be payable in U.S. dollars in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. The final payment with respect to this Class A Note, however, shall be made only upon presentation and surrender of this Class A Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. At such time, if any, as this Class A Note is issued in the form of one or more Definitive Notes, payments on a Payment Date or Special Distribution Date shall be made by check mailed to each Noteholder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Class A Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. Any reduction in the principal amount of this Class A Note (or any one or more predecessor Class A Notes) effected by any payments made on any Payment Date or Special Distribution Date shall be binding upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Class A Note, whether or not noted hereon.

      The Holder of this Class A Note agrees, by acceptance hereof, to pay over to the Trustee any money (including principal, Premium and interest) paid to it in respect of this Note in the event that the Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Trustee in making such payment.

      This Class A Note is issuable only in registered form. A Holder may transfer this Note only by delivery of a written application to the Registrar stating the name of the proposed transferee, a

Confidentiality Agreement duly executed by such transferee and by otherwise complying with the terms of the Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. When this Class A Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Class A Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder and that the transferee had executed and delivered a Confidentiality Agreement to the Issuer). No service charge shall be made for any registration of transfer or exchange of this Class A Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

      Prior to the registration of transfer of this Class A Note, the Issuer and the Trustee may deem and treat the Person in whose name this Class A Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Class A Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

      The Indenture permits the amendment or modification of the Indenture and the Class A Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, without the consent of Holders of one hundred percent (100%) of the Outstanding Principal Balance of the class of Notes affected thereby, no such amendment may (i) reduce the percentage of Holders of any such class of Notes required to take or approve any action hereunder; (ii) change the amount or the time of payment of any amount owing or payable with respect to any such class of Notes or change the rate or manner of calculation of interest payable with respect to any such class of Notes; (iii) alter or modify the provisions with respect to the Collateral for the Notes or the manner of payment or the order of priorities in which payments or distributions hereunder will be made as between the Holders of such Notes and the Issuer; or (iv) consent to any assignment of the Issuer's rights to a party other than the Trustee for the benefit of the Noteholders (each, a "Basic Terms Modification"). Any such amendment or modification shall be binding on every Holder hereof, whether or not notation thereof is made upon this Class A Note. The Indenture also permits the Trustee to agree, without the consent of any Noteholder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature or (b) to modify the provisions of the Indenture or the Purchase and Sale Agreement relating to the timing of movement of monies received among the Accounts by the Trustee.

      The subordination provisions contained in Section 3.07 and Article X of the Indenture may not be amended or modified without the consent of each Noteholder of the class affected thereby and each Noteholder of the class of Notes ranking senior thereto.

      The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Holders of all of the Class A Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Class A Note, whether or not notation of such consent or waiver is made upon this Class A Note.

      The term "Issuer" as used in this Class A Note includes any successor to the Issuer under the Indenture.

      The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class A Notes under the Indenture.

      The Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

      This Class A Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

      Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Class A Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be signed manually or by facsimile by its duly authorized Manager.

Date:                                 RC ROYALTY SUB LLC

                                      By: ______________________________________
                                          Name:
                                          Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This Class A Notes is one of the Secured Class A 7.0% Notes due January 1, 2018 designated above and referred to in the within-mentioned indenture.

Date:                                 U.S. BANK NATIONAL ASSOCIATION, not in its
                                       individual capacity but solely as Trustee

                                      By: ______________________________________
                                          Authorized Signatory

                             FORM OF TRANSFER NOTICE

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. _____________________

________________________________________________________________________________
  (Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing__________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

_________                                             __________________________
Date:                                                [Signature of Transferor]

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                         [THE FOLLOWING PROVISIONS TO BE
                        INCLUDED ON ALL NOTES OTHER THAN
                      PERMANENT REGULATION S GLOBAL NOTES]

      In connection with any transfer of this Note occurring prior to the date which is the end of the period referred to in Rule 144(K) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

_________               ________________________________________________________
Date:                   NOTICE: The signature to this assignment must
                        correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

                                 _______________________________________________

                                 NOTICE: to be executed by an executive officer

                                                                      Schedule I

                               RC ROYALTY SUB LLC
                    Secured Class A Note Due January 1, 2018

No. ___

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

                                                                       EXHIBIT B

                                   [RESERVED]

                                                                       EXHIBIT C

                  FORM OF DISTRIBUTION REPORT FOR CLASS A NOTES

(i) With respect to each Payment Date, (A) the balances on deposit on the Calculation Date immediately preceding the prior Payment Date, (B) the aggregate amounts of deposits and withdrawals between such Calculation Date and the Calculation Date immediately preceding the Payment Date and (C) the balances on deposit in the Collection Account, Interest Reserve Account and any other Account established under this Indenture on the Calculation Date immediately preceding such Payment Date.

(ii)  Analysis of Collection Account Activity Balance on Preceding Calculation
      Date

      - Collections during period

      - Aggregate Note Payments

      Balance on current Calculation Date

      Analysis of current Payment Date distributions

(iii) Payments on each class of Notes

            - Interest Amount on each class of Notes

            - Additional Interest, if any

            - Opening Outstanding Principal Balance

            - Principal payments

            - Closing Outstanding Principal Balance

(iv)  Distributions to the Issuer

            - Excess IO Period Payment

            - Distribution to the Issuer

            - Satisfaction of Distribution Conditions

            - Satisfaction of the Deferred Excess IO Period Distribution Test

(iv) Payments on each Payment Date per $100,000 Initial Outstanding Principal Balance of Notes

      Opening Outstanding Principal Balance
      Total Principal Payments
      Closing Outstanding Principal Balance
      Total Interest
      Total Premium

(vi) On each Distribution Report for each April 1 Payment Date, a comparison of the actual amortization of the Notes to the Class A Principal Payment Schedule.

                                                                       EXHIBIT D

                               FORM OF CERTIFICATE

                                                    ____________________, ____

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services

RC Royalty Sub LLC
88 Sidney Street
Cambridge, Massachusetts 02139
Attention: General Counsel

       Re: RC Royalty Sub LLC (the "Issuer")
           Notes

Dear Sirs:

      This letter relates to U.S. $___________ principal amount of Class __ Notes of the Issuer represented by a Class __ Note which bears a legend (the "Legended Note") outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.01 of the Indenture dated as of February 1, 2005 (the "Indenture") relating to the Class __ Notes and certain other classes of Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Class __ Notes may be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to exchange the Legended Note for an unlegended Note representing an identical principal amount of Class __ Notes, all in the manner provided for in the Indenture.

      Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Euroclear] [Clearstream]

                                         By:
                                            ------------------------------------
                                            Authorized Signature

                                                                       EXHIBIT E

        FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATIONS

                                                 _________________________, ____

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services

RC Royalty Sub LLC
88 Sidney Street
Cambridge, Massachusetts 02139
Attention: General Counsel

      Re: RC Royalty Sub LLC (the "Issuer")
          Notes

Dear Sirs:

      In connection with our proposed sale of U.S.$______________ aggregate principal amount of the Class __ Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended ("Regulation S") and, accordingly, we represent that:

      (1) the offer of the Class __ Notes was not made to a person in the U.S.;

      (2) at the time the buy order was originated, the transferee was outside the U.S. or we and any person acting on our behalf reasonably believed that the transferee was outside the U.S.;

      (3) no directed selling efforts have been made by us in the U.S. in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

      (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

      Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]

                                       By:
                                          ------------------------
                                          Authorized Signature

                                                                       EXHIBIT F

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                        _______________, _______

RC Royalty Sub LLC
88 Sidney Street
Cambridge, Massachusetts 02139
Attention: General Counsel

[    ]
[    ]
  As Purchasers in connection with the
  Private Placement Memorandum referred to below
[    ]
[    ]

Ladies and Gentlemen:

      In connection with our proposed purchase of Notes (the "Notes") of RC Royalty Sub LLC (the "Issuer"), we confirm that:

      1. We have received a copy of the Private Placement Memorandum dated January 21, 2005 (the "Private Placement Memorandum") relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Private Placement Memorandum and the restrictions on duplication and circulation of such Private Placement Memorandum.

      2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Private Placement Memorandum under "Transfer Restrictions" and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, that the Notes will only be in the form of definitive physical certificates and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes in the future, we will do so only (1) (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or pursuant to another available exemption from registration under the Securities Act, as applicable or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and (2) in each case, in accordance with any applicable securities laws of any state in the U.S. or any other applicable jurisdiction and in accordance with the legend to be set forth in the Notes, which will reflect the substance of this paragraph.

      4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Issuer and the Trustee such certifications, legal opinions and other information as the Issuer and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

      5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risks of our or their investment.

      6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      7. We are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling the Notes, except as permitted above, provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

      You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        By: ________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT G-1

                  FORM OF CERTIFICATE TO DTC REGARDING INTEREST

Euroclear
[Address]

AND/OR

Clearstream
[Address]

      Re: RC Royalty Sub LLC

      Reference is hereby made to the Indenture, dated as of February 1, 2005 (the "Indenture"), made by and between RC Royalty Sub LLC (the "Issuer") and U.S. Bank National Association, as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to $[    ] principal amount of Class __ Notes that are
held in the form of a beneficial interest in the Temporary Regulation S Global Note (CUSIP No. __) through [insert name of DTC] by the undersigned (the "Holder") in the name of [insert name of Participant]. The Holder of such Temporary Regulation S Global Note hereby requests the receipt of payment of interest installments due and payable [on the applicable Payment Date] pursuant to Section 2.05 of the Indenture.

      The Holder hereby represents and warrants that it (i) is not a U.S. person, (ii) does not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of a U.S. person (other than a distributor), and
(iii) has executed and delivered a Confidentiality Agreement to the Issuer. Terms in this certificate have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

                                        [Name of Holder]

                                        By: ___________________
                                            Name:
                                            Title:

                                     G-1-1

                                                                     EXHIBIT G-2

                   FORM OF DTC CERTIFICATE REGARDING INTEREST

U.S. Bank National Association, As Paying Agent
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services

      Re: RC Royalty Sub LLC

      Reference is hereby made to the Indenture, dated as of February 1, 2005 (the "Indenture"), made by and between RC Royalty Sub LLC (the "Issuer") and U.S. Bank National Association, as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to $[     ] principal amount of Class __ Notes that
are held in the form of a beneficial interest in the Temporary Regulation S Global Note (CUSIP No.__) through [insert name of DTC] by the undersigned (the "Holder") in the name of [insert name of Participant]. Certain Holders of the beneficial interests in such Temporary Regulation S Global Note have requested the receipt of payment of interests installments due and payable [on the applicable Payment Date] pursuant to Section 2.05 of the Indenture.

      We have received from such Holders certifications to the effect that they
(i) are not U.S. persons, (ii) do not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of U.S. persons (other than distributors), and (iii) has executed and delivered a Confidentiality Agreement to the Issuer. Terms in this certificate have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.

      Accordingly, the Holders of the beneficial interests in the Temporary Regulation S Global Note are entitled to receive interest, principal and premium, if any, in accordance with the terms of the Indenture in the amount of
$[     ].

                                        [Clearstream] [Euroclear]

                                        By: ___________________
                                            Name:
                                            Title:

                                     G-2-1

                                                                       EXHIBIT H

                       FORM OF CONFIDENTIALITY AGREEMENT

___________________, 20___

RC Royalty Sub LLC
88 Sidney Street
Cambridge, Massachusetts 02139

                            CONFIDENTIALITY AGREEMENT

In connection with our interest in the potential purchase of Risperdal Consta(R) Pharmaceutical Royalty Monetization Asset (PhaRMA(SM)) Secured Notes due 2018 issued by you (the "Notes"), we have requested a copy of the Private Placement Memorandum, dated January 21, 2005, relating to the Notes (the "Private Placement Memorandum"). In addition to receiving the Private Placement Memorandum, we may also have conversations with you or your directors, officers, employees, affiliates, representatives or agents (collectively, "your Representatives") or receive additional information from you or your Representatives about the Notes or your business. As used in this letter agreement, the term "Information" means (i) the Private Placement Memorandum,
(ii) any additional information we receive from you or your Representatives about the Notes or your business, and (iii) any internal reports, compilations, forecasts, studies, analyses or other documents we prepare that incorporate or utilize any information described in clauses (i) or (ii) (in the case of clauses
(ii) and (iii), whether oral or written, whether in tangible or electronic form, or otherwise). The term Information will not, however, include information which
(1) is or becomes publicly available other than as a result of a disclosure by us or (2) is or becomes available to us on a nonconfidential basis from a source (other than you) which, to our knowledge, is not prohibited from disclosing such information to us by a legal, contractual or fiduciary obligation to you.

As a condition to receiving the Information, we hereby agree that:

1. We (i) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 2 below), without your prior written consent, disclose any Information in any manner whatsoever, (ii) will not use any Information for any purpose other than in connection with our considering or making an investment in the Notes, and (iii) will not copy or reproduce all or any portion of the Private Placement Memorandum.

2. In the event that we are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, we will notify you promptly so that you may seek a protective order or other appropriate remedy or, in your sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained, or that you do not waive compliance with the terms of this letter agreement, we will furnish only that portion of the Information which we are advised by counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the Information.

3. If we decide not to purchase the Notes, we will promptly inform you of that decision and, in such case, and at any time upon our request, we will
      (i) promptly deliver to you at our own expense all copies of the Information in our possession (except as described in the following clause) and (ii) promptly destroy all copies of any written Information (whether in tangible or electronic form, or otherwise) that we have created, including, without limitation, any notes we have taken on any discussions with you, provided, in each case, that we may retain one copy of the Information, subject to the provisions of this letter agreement, if necessary to comply with applicable law, regulation, legal process or internal policies. Any oral Information will continue to be subject to the terms of this letter agreement.

4. We acknowledge that the Private Placement Memorandum is dated January 21, 2005, and that you have not, and have no obligation to, update the Private Placement Memorandum in any respect for events, developments or circumstances (including, without limitation, the level of royalty payments for Risperdal Consta or the sales of Risperdal Consta compared to the projections contained in the Independent Consultants Report included as Appendix A to the Private Placement Memorandum). No express or implied representation or warranty as to the accuracy or completeness of any Information is made by you or any representative acting for you or as a broker or market maker for the Notes, and we agree that none of such persons will have any liability relating thereto or for any errors therein or omissions therefrom.

5. We agree to disclose Information only to our agents, attorneys and employees who have a need to know the Information in connection with our investment decision and who will be advised by us of this agreement, and we will be satisfied that such agents, attorneys and employees will act in accordance herewith.

6. If we purchase the Notes and then transfer, sell, or otherwise dispose of any Notes at any time, we agree to (i) abide by the transfer restrictions described in the Private Placement Memorandum and (ii) inform any recipient of the Notes of such transfer restrictions, including the requirement that such recipient enter into a confidentiality agreement with you.

7. We acknowledge that remedies at law may be inadequate to protect you against any actual or threatened breach of this letter agreement by us, and, without prejudice to any other rights and remedies otherwise available to you, we agree that you may seek injunctive relief.

8. We agree that no failure or delay by you in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

9. This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts between residents of that State and executed in and to be performed in that State.

10. This letter agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modification of this letter agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

11. This letter agreement will terminate eighteen (18) months after the earliest of (i) the date of this Agreement if we do not proceed with the purchase of the Notes; (ii) the date we sell any Notes we own; (iii) the final maturity of such Notes; or (iv) the date such Notes are paid in full.

Please confirm your agreement with the foregoing by signing and returning to the undersigned or its authorized representative the duplicate copy of this letter enclosed herewith.

                                        Very truly yourS,

                                        ____________________________________
                                        [Please Print Name]

                                        By: ________________________________

                                        Name: ______________________________

                                        Title: _____________________________

                                        Address: ___________________________

                                                 ___________________________

                                                 ___________________________

Accepted and Agreed as of the date
first written above:

RC ROYALTY SUB LLC

By: _________________________________

Name: _______________________________

Title: ______________________________

No: ____________